As filed with the Securities and Exchange Commission on March 7, 2005

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               (INITIAL STATEMENT)

                      FIT FOR BUSINESS INTERNATIONAL, INC.


            NEVADA                          8000                  20-2008579
  (State or jurisdiction of    (Primary Standard Industrial    I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


                               10/27 Mayneview St
                                     Milton
                                    Australia
                                  61-7-33673355
                              Telefax 61-7-33673252
          Address and telephone number of principal executive offices)
          3155 E. Patrick Lane, Suite 1, Las Vegas, Nevada, 89120-3481
                                 (702)866-2500
                             Telefax (702)866-2689
(Address of principal place of business or intended principal place of business)
  Incorp Services, 3155 E. Patrick Lane, Suite 1, Las Vegas, Nevada, 89120-3481
            (Name, address and telephone number of agent for service)

                          Copies of communications to:

                             Richard I. Anslow, Esq.
                              Anslow & Jaclin, LLP
                          195 Route 9 South, Suite 204
                           Manalapan, New Jersey 07726

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.


If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


                                                          Proposed
                                                           maximum        Proposed
         Title of each                                    offering         maximum         Amount of
      class of securities                 Amount to       price per       aggregate       registration
        to be registered                be registered       share       offering price        fee
------------------------------------------------------------------------------------------------------
Common shares, par value $.001 (1)        3,000,000         $1.50         $4,500,000         $529.65
------------------------------------------------------------------------------------------------------
Common shares, par value $.001 (2)        2,000,000        $0.005          $10,000            $1.18
------------------------------------------------------------------------------------------------------
Common shares, par value $.001 (3)         420,000          $0.33          $138,600          $16.31
------------------------------------------------------------------------------------------------------
Common shares, par value $.001 (4)         450,000          $0.50          $225,000          $26.49
------------------------------------------------------------------------------------------------------
                                          5,870,000                       $4,873,600         $573.63
------------------------------------------------------------------------------------------------------

     (1) Represents shares being sold to the public. The price of $1.50 per share is being estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act.

     (2) Represents shares of common stock issuable in connection with the conversion of options issued to Fort Street Equity, Inc. The price of $0.005 per share is being estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the conversion price of the options.

     (3) Represents Selling Security Holder shares being sold to the public. The price of $0.33 per share is being estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the value of the promissory notes converted by the Selling Security Holders for the common shares.

     (4) Represents Selling Security Holder shares being sold to the public. The price of $0.50 per share is being estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the value of the promissory notes converted by the Selling Security Holders for the common shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until this Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MARCH 2005






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



                      FIT FOR BUSINESS INTERNATIONAL, INC.
                        3,000,000 SHARES OF COMMON STOCK

          2,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH
                      THE CONVERSION OF OUTSTANDING OPTIONS

                  870,000 SELLING SECURITY HOLDER COMMON SHARES

Fit For Business International, Inc. (the "Company" "we" or "us"), a Nevada corporation, is offering, on a "best efforts" basis 3,000,000 shares of our common stock, par value $.001, at $1.50 per share (the "Offering"). The initial offering period will end twelve (12) months from the date listed in this prospectus unless it is terminated earlier (the "Initial Offering Period"). This Offering is being made on a self-underwritten basis by us through our officers and directors. Since there is no selling commission, all proceeds from the Offering will go to us.

In addition, our Selling Security Holders are offering to sell up to 870,000 shares of our common stock, and a further 2,000,000 common shares issuable in connection with the conversion of outstanding options. We will not receive any proceeds from the sale of any common shares by our selling security holders or our option holder, Fort Street Equity, Inc. (the selling security holders and option holder are collectively referred to as "Selling Security Holders").

Currently, we have not established an underwriting arrangement for the sale of these shares. Our officers and directors will be the only persons that will conduct the direct public offering. They intend to offer and sell the shares in the primary offering through their business and personal contacts.

Our shares of common stock are not listed on any recognized exchange. Immediately after the effectiveness of this registration statement, we intend to have a registered broker-dealer submit an application for a quotation on the OTC Bulletin Board.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE, AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEFORE INVESTING IN SUCH SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This registration statement will be amended and completed from time to time, as necessary.

The information in this prospectus is not complete and may be changed. We may not sell these securities until this Registration Statement filed with the Securities and Exchange Commission is declared effective by the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    The date of this prospectus is ____, 2005

                                Table of Contents


PROSPECTUS SUMMARY............................................................8

RISK FACTORS..................................................................9

USE OF PROCEEDS..............................................................12

DETERMINATION OF OFFERING PRICE..............................................14

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.....................15

EQUITY COMPENSATION PLAN INFORMATION.........................................15

DIVIDENDS....................................................................15

PENNY STOCK CONSIDERATIONS...................................................16

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION....................16

BUSINESS - OUR COMPANY.......................................................20

DESCRIPTION OF PROPERTY......................................................37

LEGAL PROCEEDINGS............................................................37

MANAGEMENT DIRECTORS AND EXECUTIVE OFFICERS..................................38

EXECUTIVE COMPENSATION.......................................................40

PRINCIPAL STOCKHOLDERS.......................................................41

DILUTION.....................................................................42

SELLING STOCKHOLDERS.........................................................43

PLAN OF DISTRIBUTION.........................................................45

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................47

DESCRIPTION OF SECURITIES....................................................48

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE........................................................50

TRANSFER AGENT...............................................................50

EXPERTS......................................................................50

LEGAL MATTERS................................................................50

SIGNATURES...................................................................55









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

                               PROSPECTUS SUMMARY
                                    About Us

We were organized on May 30, 2001, and incorporated in the State of Nevada on July 31, 2001, under the name Elli Tsab, Inc. We have remained essentially inactive since incorporation.

We changed our name to Patient Data Corporation on April 7, 2004, and we also increased our authorized capital to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, each with a par value of $.001 per share.

On September 14, 2004, we acquired all of the issued and outstanding capital shares of Fit For Business (Australia) Pty Limited ("Subsidiary"), an Australian company. As a result, Subsidiary became our wholly owned subsidiary. Subsidiary delivers services and products to the workplace health and safety industry in Australia, and is also engaged in a network marketing system promoting the nutritional and health supplements manufactured by Herbalife International Inc.

In exchange for all of the issued and outstanding shares of Subsidiary, we issued an aggregate of 15,000,000 of our common shares and 1,000,000 of our preferred shares to the shareholders of Subsidiary, Mark A. Poulsen and Mark Poulsen & Associates Pty. Ltd. Mark A. Poulsen and Mark Poulsen & Associates Pty. Ltd. subsequently transferred some of their common shares to other persons.

On January 13, 2005, we changed our name to Fit For Business International, Inc. in order to better reflect our new business plan.


                              Where You Can Find Us

We are located at 3155 E. Patrick Lane, Suite 1, Las Vegas, Nevada, 89120-3481, USA. Our telephone number is (702)866-2500 and our facsimile number is
(702)866-2689.


                            Securities Offered By Us

We are offering a maximum amount of 3,000,000 shares of common stock, $.001 par value, at $1.50 per share. Currently, we have not established an underwriting arrangement for the sale of these shares. All funds that are received by us in the offering are available for immediate use. There is no minimum number of shares that must be sold before we can utilize the proceeds of the offering. Funds will not be placed in an escrow or similar account until a minimum amount has been raised. You will be purchasing our shares from us and not our selling security holders.

Although we are not presently qualified for public quotation, we intend to qualify our shares for quotation on the OTC Bulletin Board immediately after the effectiveness of this registration statement or as soon as possible thereafter.


                             Application of Proceeds

The proceeds of this offering are to be used by us for the development and production of multi-media training programs, marketing and promotion literature and programs, website enhancement, purchase of inventory, customer call center and computer hardware and software programs to be used to aid our customer service representatives, and working capital needed to hire additional staff and accommodate an expected increase in operations.


                                  RISK FACTORS

OUR OPERATION AND FUTURE GROWTH IS HEAVILY DEPENDENT UPON OUR PRESIDENT, MARK A. POULSEN, OUR SENIOR VICE PRESIDENT, ANTHONY F. HEAD, SANDRA WENDT, OUR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER AND PRINS RALSTON, OUR SENIOR VICE PRESIDENT AND CHIEF OPERATIONS OFFICER AND OTHER MANAGEMENT PERSONNEL, AND IF WE LOSE THE SERVICES OF THESE EMPLOYEES WE WILL BE UNABLE TO DEVELOP OUR BUSINESS.

We believe the efforts of our executive officers and other management personnel including Mr. Poulsen, Mr. Head, Ms. Wendt and Mr. Ralston are essential to our operations and growth. The loss of Mr. Poulsen, Mr. Head, Ms. Wendt or Mr. Ralston could have a material adverse effect on our financial condition, future success, and ability to sustain operations. We do not carry key person life insurance on any such individual.

WE HAVE HAD A LIMITED OPERATING HISTORY AND MAY NOT BE ABLE TO CONTINUE TO SUCCESSFULLY DEVELOP OUR BUSINESS PLAN OR ACHIEVE PROFITABILITY.

We are a development stage company and have a limited operating history. Our success will depend largely upon our ability to implement our business plan. Our ability to identify clients will be crucial to our success. Due to our development stage nature, we do not have consistent cash flow.

SINCE WE DEPEND ON HERBALIFE INTERNATIONAL INC. PRODUCTS AND WE HAVE NO WRITTEN AGREEMENT FOR SUCH PRODUCTS THE LOSS OF THIS RELATIONSHIP WILL SEVERELY DAMAGE OUR FUTURE REVENUES AND OPERATIONS.

Our business plan relies heavily upon Herbalife International Inc. (NYSE:HLF). We rely upon their products as the core of our programs. We do not have a formal agreement with Herbalife. Mark A. Poulsen, our principal is an independent distributor of Herbalife products. Each of our account executives is also an independent distributor of Herbalife products. If Mark A. Poulsen or any of our account executives were to lose their relationship with Herbalife, or if any governmental regulations were to negatively impact Herbalife or its products, our business could suffer serious negative consequences.

OUR BUSINESS IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION.

Both our business and the Herbalife products at the core of our programs are subject to extensive government regulation in various jurisdictions. For example, we may be subject to regulations pertaining to: (1) program claims and advertising, including direct claims and advertising by us, as well as claims and advertising by our account executives, for which we may be held responsible;
(2) our network marketing system; and (3) transfer pricing and similar regulations that affect the level of taxable income and customs duties.

THE HERBALIFE PRODUCTS AT THE CORE OF OUR PROGRAMS ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION.

The products of Herbalife at the core of our programs are subject to many regulations. For example, in the United States, the formulation, manufacturing, packaging, storing, labeling, promotion, advertising, distribution and sale of our Herbalife products may be subject to regulation by one or more governmental agencies, including (1) the Food and Drug Administration ("FDA"), (2) the Federal Trade Commission ("FTC"), (3) the Consumer Program Safety Commission ("CPSC"), (4) the United States Department of Agriculture ("USDA"), (5) the Environmental Protection Agency ("EPA") and (6) the United States Postal Service. Our activities also are regulated by various agencies of the states, localities and other countries in which our programs are distributed and sold. The FDA, in particular, regulates the formulation, manufacture and labeling of foods, dietary supplements and over-the-counter ("OTC") drugs, such as those distributed by us. FDA regulations require our suppliers to meet relevant good manufacturing practice ("GMP") regulations for the preparation, packing and storage of foods and OTC drugs. GMPs for dietary supplements have yet to be promulgated but are expected to be proposed. In some jurisdictions, we may, prior to commencing operations, be required to obtain approval, licenses or certification from the relevant governmental health agency. There is no guarantee that we will be able to secure the necessary approvals in any of our targeted markets.

WE WILL OPERATE IN A COMPETITIVE INDUSTRY WITH ESTABLISHED COMPANIES THAT CAN IMPACT OUR MARKET SHARE AND SUCCESS.

We face significant competition from more established companies. We believe our direct competition in Australia will include: HCG Healthcorp. Group, Healthwise Australia, Energy Fitness Professionals, and Corporate Relaxation and Wellness. We will also face competition in other jurisdictions. Such competition will negatively impact our market share and decrease our revenues.

SALES BY SELLING SECURITY HOLDERS BELOW THE $1.50 OFFERING PRICE MAY CAUSE OUR STOCK PRICE TO FALL AND DECREASE DEMAND IN THE PRIMARY OFFERING WHICH MAY DECREASE THE VALUE OF YOUR INVESTMENT.

Our Selling Security Holders may offer their shares during our offering. All of our stock owned by the Selling Security Holders will be registered by the Registration Statement of which this prospectus is a part. The Selling Security Holders may sell some or all of their shares immediately after they are registered. In the event that the Selling Security Holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event we may be unable to sell all of the shares to investors, which would negatively impact the offering. As a result, our plan of operations may suffer from inadequate working capital.

YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENTS SINCE THERE IS NO ASSURANCE THAT A PUBLIC MARKET WILL DEVELOP FOR OUR COMMON STOCK OR THAT OUR COMMON STOCK WILL EVER BE APPROVED FOR TRADING ON A RECOGNIZED STOCK EXCHANGE OR QUOTATION MEDIUM.

There has been no trading market for the shares and none is anticipated to develop in the near future. We intend to apply for a quotation on the Over the Counter Bulletin Board concurrently with the filing of this offering. It is unlikely that our trading market will develop in the near term, or that if developed, it will be sustained. In the event the regular public trading market does not develop, any investment in our stock would be highly illiquid. Accordingly, an investor in our shares may not be able to sell the shares readily, if at all.

THIS OFFERING IS BEING SELF-UNDERWRITTEN, AND NO INDEPENDENT DUE DILIGENCE HAS BEEN UNDERTAKEN.

This offering is being self-underwritten by our officers and directors, and potential investors should give careful consideration to all aspects of this offering before any investment is made. In the absence of an underwriter, no due diligence examination has been performed in conjunction with this offering such as would have been performed in an underwritten offering.

INVESTORS IN THIS OFFERING WILL BEAR THE MOST RISK OF LOSS EVEN THOUGH OUR PRESENT OFFICER AND DIRECTOR WILL CONTROL US.

Our present officers and directors own an aggregate of 14,155,000 or 67.82% of our total issued and outstanding shares (but not including up to 2,000,000 shares issuable upon the exercise of options) and 1,000,000 preferred shares before the registration and the issuance of additional shares from this Offering. This controlling interest was acquired at a cost substantially below the offering price. Further, some of our Selling Security Holders acquired their shares at a cost of $0.33 and $0.50 per share. Accordingly, purchasers of the shares offered will bear most of the risk of loss although our control will be maintained by the existing stock owners by virtue of their percentage of stock ownership.


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

IT IS IMPERATIVE THAT WE PROTECT OUR INTELLECTUAL PROPERTY RIGHTS AND THE FAILURE TO DO SO WILL HAVE A NEGATIVE IMPACT ON OUR BUSINESS.

Our business depends on our intellectual and property law to safeguard our assets. Our intellectual property consists of: a) computer software and systems design for our call center, b) trademark of Fit For Business, c) website design for management information systems (to be completed), d) design for multimedia training programs (in progress), e) marketing and promotional literature and materials (ongoing), f) account executive and customer service resources, customer service representatives compact disc and training manuals, g) television program pilots and script (initial pilot for thirteen week television program complete, pilot to be promoted to main television channel in fourteen days), h) customer and prospects list. Our success in defending our intellectual property assets and also ensuring that we do not infringe on the intellectual property rights of others can be an expensive process, and can also have a significant effect on our business. Our failure to protect our intellectual property assets, or the infringement on the rights of others could have a negative material effect on us in that it could result in reduced revenues or additional expense in our product or marketing costs.

We are introducing a new concept to our business plan that may not be successful resulting in depletion of our resources Our business plan calls for the development of a new concept of corporate wellness solutions in which we target a specific market (i.e., individuals 45 years of age and older). This is to be introduced in Australia and other markets. There is no assurance that we will be successful in introducing this concept. The introduction of this concept consists of the use of our cash reserves which will be depleted if the introduction of this concept is not successful.


                                 USE OF PROCEEDS

The net proceeds to us from this Offering, after deducting estimated offering expenses of $300,000, are estimated to be approximately $4,200,000 assuming the Maximum Offering is sold. We will not receive any proceeds from the sale of shares by the Selling Security Holders. The following sets forth our use of net proceeds based on the maximum raise where we net $4,200,000; a raise where we net $2,500,000 and a raise where we net $1,000,000.

Use of Proceeds Based on Net Raise of $4,200,000:

                                               Approximate        Approximate
                                                 Dollar          Percentage of
Application of Proceeds                          Amount           Net Proceeds
-----------------------                          ------           ------------

Purchase of Computer Software and Systems      $   350,000            8.3%
Hardware for Call Center

Website Design and Enhancement                     260,000            6.2 %

Production - Multi Media Training programs         300,000            7.1 %

Marketing, Promotion Literature and Brand          300,000            7.1%
Campaign Costs

International market development                 1,500,000            35.7%

Working Capital (1)                              1,490,000           35.4 %

Total..................                        $ 4,200,000           100.0%
                                               ===========           ======

     (1)  Represents  amounts  to  be  used  for  working  capital  and  general
          corporate  purposes,   including  rent  expense,   corporate  overhead
          including salaries, administration and ongoing professional fees.

Use of Proceeds Based on Net Raise of $2,500,000:



                                               Approximate        Approximate
                                                 Dollar          Percentage of
Application of Proceeds                          Amount           Net Proceeds
-----------------------                          ------           ------------

Purchase of Computer Software and Systems      $   250,000            10.0%
Hardware for Call Center

Website Design and Enhancement                     160,000            6.4 %

Production - Multi Media Training programs          90,000            3.6 %

Marketing, Promotion Literature and Brand          300,000            12.0%
Campaign Costs

International market development                 1,000,000            40.0%

Working Capital (1)                                700,000           28.0 %

Total..................                        $ 2,500,000           100.0%
                                               ===========           ======

Use of Proceeds Based on Net Raise of $1,000,000:

                                               Approximate        Approximate
                                                 Dollar          Percentage of
Application of Proceeds                          Amount           Net Proceeds
-----------------------                          ------           ------------

Purchase of Computer Software and Systems      $   150,000            15.0%
Hardware for Call Center

Website Design and Enhancement                      80,000            8.0 %

Production - Multi Media Training programs          90,000            9.0 %

Marketing, Promotion Literature and Brand          180,000            18.0%
Campaign Costs

International market development                   210,000            21.0%

Working Capital (1)                                290,000           29.0 %

Total..................                        $ 1,000,000           100.0%
                                               ===========           ======

The foregoing represents our best estimate of our allocation of the net proceeds based upon the current state of our business development and management estimates of current industry conditions. We anticipate, although there can be no assurance, that the net proceeds from the Maximum Offering will only allow us to sustain our operations for a period of approximately twelve (12) months. Upon completion of the Maximum Offering, we believe we will have sufficient financing to operate our business for approximately eighteen (18) months following the completion of the Maximum Offering. The net proceeds may be reallocated among the categories set forth above or otherwise depending upon the state of our business operations and other factors, many of which are beyond our control.


                         DETERMINATION OF OFFERING PRICE

The initial public offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Bulletin Board concurrently with the filing of this prospectus. However, there is no assurance that our common stock, once it becomes publicly quoted or listed, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined by the market and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us, and general economic and market conditions.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any recognized stock exchange. There is no current public trading market for our shares of common stock. After this Registration Statement becomes effective, we intend to apply for a quotation on the OTC Bulletin Board.

As of March 7, 2005, based on our transfer agent records, we had 84 shareholders holding an aggregate of 20,870,000 shares of our common stock. In addition, 2,000,000 options convertible into 2,000,000 shares of our common stock are held by Fort Street Equity, Inc.


                      EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of March 7, 2005, with respect to compensation plans under which our equity securities are authorized for issuance:

                                   (a)                   (b)                     (c)

                           --------------------   --------------------   ---------------------
                                                                         Number of securities
                                                                         remaining available
                           Number of securities                          for future issuance
                           to be issued upon      Weighted-average       under equity
                           exercise of            exercise price of      compensation plans
                           outstanding options,   outstanding options,   (excluding securities
                           warrants and rights    warrants and rights    reflected in column (a))
                           --------------------   --------------------   ---------------------
Equity compensation
plans approved by
security holders                None

Equity compensation
plans not approved
by security holders             None

     Total                      None


                                    DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

                           PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

     o Make a suitability determination prior to selling a penny stock to the purchaser;

     o    Receive the purchaser's written consent to the transaction; and

     o    Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus. The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward- looking statements.

General

Fit For Business International, Inc. is a corporation formed in the State of Nevada in 2001. We are a developmental stage company that is in the process of implementing our business plan to develop the business of selling wellness programs to corporations, small to medium size enterprises and individuals. The programs we hope to be able to sell are designed so that the individuals that ultimately consume our programs may increase their well being. Our target markets are corporations, small to medium enterprises and individuals that wish to enhance their health and well being.

We believe that the effective implementation of our business plan will result in our position as a provider of wellness programs to the business and our other target markets significantly improving.

The successful implementation of the business plan will be dependent on our ability to meet the challenges of developing a management team capable of not only the development of the various products and programs but also brand management and the implementation of specific marketing strategies. These strategies will include the utilization of specific existing distributors currently in the business of marketing nutritional and wellness programs. As well, we will be employing our own account executives to offer our services and programs to ou various target markets.

Additionally, it will be necessary to educate the target market and build relationships with corporations in order to demonstrate the community and commercial benefits of the Fit For Business wellness programs.


Results of Operations and Liquidity and Capital Resources

We have conducted our operations since 1998. We have generated $25,996 in revenues to date and we have accumulated assets of $532,267 as of December 31, 2004. The programs we hope to be able to sell will be sold to the various groupings. As of the date of this prospectus, we have secured the sale of a license in Australia and it is anticipated that program sales will commence in the first quarter of 2005. We have been involved in the last quarter in inducting the Licensee to the Fit For Business operating systems and methods. The sale of this license within the Australian market should assist in the further development of the markets in the region.

During the quarter ended December 31, 2004, we incurred a net loss totaling $85,428. Our net loss was mainly attributable to increases in general and administrative expenses. Management anticipates that we will continue to incur net losses until we are able to generate revenues from sales of the wellness programs we seek to distribute.

As of December 31, 2004, we had $68,528 of cash on hand. Our current cash resources are not sufficient to satisfy our cash requirements over the next 12 months. Our management believes that we have sufficient funds to continue operations through the end of April 2005.

We estimate our business needs an additional $185,000 to carry it through from April to June 2005. However, currently there are no commitments for capital. Furthermore, the successful implementation of all aspects of the business plan is subject to our ability to be able to raise additional funds from an offering of our stock in the future through this prospectus. In order to become profitable, we may need to secure additional debt or equity funding.

Should the required funding not be forthcoming from the aforementioned sources, public offerings of equity, or securities convertible into equity may be necessary. In any event, our investors should assume that any additional funding will cause substantial dilution to current stockholders. In addition, we may not be able to raise additional funds on favorable terms, if at all.

Our independent auditor has indicated that there can be no assurance that we will be able to raise $4.5 million in equity capital through our planned filing with the SEC and related activities, or be successful in the sale of our products and services that will generate sufficient revenues to sustain our operations.

The notes to our financial statements include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Among the reasons cited in the notes as raising substantial doubt as to our ability to continue as a going concern are the following: we have incurred operating losses since inception, and our working capital is insufficient to meet our planned business objectives. Our ability to continue as a going concern is dependent on our ability to further implement our business plan, raise additional capital and generate revenues. These conditions raise substantial doubt about our ability to continue as a going concern.


Plan of Operation

During the three month period ended December 31, 2004, we have devoted our activities to the following:

1. Continuing to enhance and further develop our Web based management information systems.

2.   Continuing to further develop our operating infrastructure, as follows:

a. Providing input and direction for further wellness program selection, features, benefits and design of programs planned to be supplied to our various customer groupings;

b.   Establishing   appropriate   segmented  marketing  approaches  and  contact
databases for the planned sale of our programs wellness programs to these markets;

c. Recruiting and training further account executives and customer service representatives; and

d. Contacting customers, preparing proposals to them and attempting to negotiate contracts with them for the delivery of programs.

For the next 12 months our plan of operation calls for continued focus on developing our plan of operations by accomplishing the following milestones:

March 2005: All new independent account executives and customer sales executives trained. Brand awareness and market building activities including TV program in Australia planned for. Planning completed for opening new country market.

June  2005:   Marketing  and  Brand  building   activities  in  Australia  being
implemented, including a 13 episode TV program. In house permanent staff increased to include Development Director with 5 fulltime corporate account executives. The 5 fulltime corporate account executives trained and starting to build a sales pipeline. New country market opened in Japan. Planning completed for new product offerings to be included in the Fit For Business Australian programs.

September 2005: Agreements signed with additional Australian product supplier for inclusion with the Fit For Business program offerings. Program implementation commences in Japan. New Country Market opened in South Korea.

December 2005: New wellness products added to our Australian program offerings. First sales being generated in Japan. Program implementation commences in South Korea. A further New Country market being researched.

Because we are a development stage company with no significant operating history and a poor financial condition, we may be unsuccessful in obtaining financing or the amount of the financing may be minimal and therefore inadequate to implement our full plan of operations. We have developed three alternative plans of operations depending on financing being raised at the $4.5 million, $2.8 million and $1.3 million. These alternate plans involve a scaling back or staged implementation of the $4.5 million plan of operations described. In the event that we do not receive the full, or partial financing, or our financing is inadequate or if we do not adequately implement an alternative plan of operations that enables us to conduct operations without having received adequate financing, we may have to liquidate our business and undertake any or all of the following actions:

1.   Sell or dispose of our assets;

2. Pay our liabilities in order of priority, if we have available cash to pay such liabilities;

3. If any cash remains after we satisfy amounts due to our creditors, distribute any remaining cash to our shareholders in an amount equal to the net market value of our net assets;

4. File a Certificate of Dissolution with the State of Nevada to dissolve our corporation and close our business;

5. Make the appropriate filings with the Securities and Exchange Commission so that we will no longer be required to file periodic and other required reports with the Securities and Exchange Commission, if, in fact, we are a reporting company at that time;

and

6. Make the appropriate filings with the National Association of Security Dealers to affect a de-listing of our common stock, if, in fact, our common stock is quoted on the Over-the-Counter Bulletin Board at that time.

If we have any  liabilities  that we are  unable to satisfy  and we qualify  for protection under the US Bankruptcy Code, we may voluntarily file for reorganization under Chapter 11 or liquidation under Chapter 7. Our creditors may also file a Chapter 7 or Chapter 11 bankruptcy action against us. If our creditors or we file for Chapter 7 or Chapter 11 bankruptcy, our creditors will take priority over our shareholders. If we fail to file for bankruptcy under Chapter 7 or Chapter 11 and we have creditors, such creditors may institute proceedings against us seeking forfeiture of our assets, if any. We do not know and cannot determine which, if any, of these actions we will be forced to take.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.


                             BUSINESS - OUR COMPANY

We were organized on May 30, 2001, and incorporated in the State of Nevada on July 31, 2001, under the name Elli Tsab, Inc. We have remained essentially inactive since incorporation except for the issuance of common stock to former officers and directors for services rendered, and the issuance of options to purchase common stock for $10,000 in cash as described below.

On May 30, 2001, we issued 5,000,000 shares of our common stock at par value of $.001 per share to former officers and directors of the Company for services rendered.

We changed our name to Patient Data Corporation on April 7, 2004, and we also increased our authorized capital to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, each with a par value of $.001 per share.

On July 25, 2004, we issued 2,000,000 options to Fort Street Equity, Inc. (a Cayman Islands company) to purchase the same number of shares of our common stock for $10,000 in cash. The option period is through December 31, 2005. The exercise price of the options is the higher of $0.50 per share or the average trading price of our common stock over the preceding ten (10) business days prior to exercise of the options, less a discount of forty (40%) percent.

On September 14, 2004, we acquired all of the issued and outstanding capital shares of Fit For Business (Australia) Pty Limited ("Subsidiary") an Australian private company. As a result, Subsidiary became our wholly owned subsidiary. Subsidiary delivers services and products to the workplace health and safety industry in Australia, and is also engaged in a network marketing system promoting the nutritional and health supplements manufactured by Herbalife International Inc.

In exchange for all of the issued and outstanding shares of Subsidiary, we issued an aggregate of 15,000,000 of our common shares and 1,000,000 of our preferred shares to the shareholders of Australia, Mark A. Poulsen and Mark Poulsen & Associates Pty. Ltd. Mark A. Poulsen and Mark Poulsen & Associates Pty. Ltd. subsequently transferred some of their common shares to other persons, as detailed herein.

On January 13, 2005, we changed our name to FIT For Business International, Inc. in order to better reflect our new business plan.

Our business plan has two major components or programs which involve products and services for:

         (1) "Corporate Wellness;" and
         (2) "Living Well."

Market Opportunities

The Fit For Business Programs are currently marketed to two major target markets:

     1.   Corporate   Wellness   Solutions  -  targeted  to   small/medium/large
          corporations ;
     2. Living Well Solutions - targeted primarily to retirement village groups and individual seniors.

Marketing is conducted via several methods:

     1.   Targeted media advertising and events;
     2.   Direct mail;
     3.   Relationship marketing; and
     4.   Network marketing.

CORPORATE WELLNESS SOLUTION PROGRAM

         Under this component of the business plan, we are focused on delivering products and services to make the company workplace healthier. The goal is that a healthier workplace increases productivity and reduces absenteeism and stress, and therefore, increases bottom line profits for employers. Our main objective is to be a market leader in the Corporate Wellness arena.

         We have spent the past five years researching additional Corporate Wellness products and services. As a consequence, we have designed a new program, the Fit For Business Program, which we believe offers solutions to the increasing wellness problem throughout corporate Australia. We intend to supply businesses with a proactive solution to attempt to address their productivity, stress and absenteeism issues by implementing the ISO9001 quality assured Fit For Business Program which includes our unique nutritional support component. Development of this component of our business plan was first established in December 1998, by Mark A. Poulsen.

         Potential corporate customers are identified through a process of gathering and analyzing business information and data by our marketing and account executives.

         The Corporate Wellness Solution program is then marketed directly to the target companies ("customers") via the corporate wellness account executives. The corporate wellness account executives have previous experience in sales and are trained in the Fit For Business Program methodology on how to approach potential corporate customers, when information is required by customers, how to best present the information, and how to close the sale.

         We also have a separate training manual, provided on CD to all Corporate Wellness account executives, which provides detailed training on how each separate market is to be targeted, as well as detailed information on follow up, reporting, and other procedures.

         Once a corporate customer has agreed to participate in the program, our Corporate Wellness account executive prepares an agreement, with our assistance, to be presented to the customer. On signing of the agreement, the individual employees and staff of the customer are interviewed by our customer service representative to advise the correct program for their use. The customer is then invoiced for the full retail value of one (1) month's program for all employees who will be utilizing the program. Once the funds are received, we retain fifteen per cent (15%), and the remaining eighty five per cent (85%) goes back to the customer service representative to order the products from Herbalife and deliver them to the employees of the customer. The customer service representative will retain thirty five per cent (35%) of the funds received as compensation for delivering the services to the customer's employees.

         Each corporate customer's employee receives initially daily and then weekly follow-up from the fully trained customer service representative to ensure compliance with the program. This follow-up process ensures that individual employees obtain positive results, assists them in forming positive habits, and helps them to stay on the program, which benefits us as well as the customer.

The customer receives weekly reports from the Corporate Wellness account executive showing the progress of each individual staff member. The weekly information is also recorded onto the Web based Fit For Business Customer Follow-up program. Through the Web based Fit For Business management information system, we are able to gauge the results achieved by the employees of various customers as well as our customer service representatives.

LIVING WELL PROGRAM

         This component of our business plan is targeted through programs directed primarily, but not exclusively, to individuals over 45 years of age. The programs consist of a wide range of nutritional supplements, personal care, and weight management programs, that promote inner and outer wellness, and a healthy lifestyle. The products utilized within these programs are manufactured by Herbalife.

         These programs are marketed predominantly through a network marketing system. Within this system, living well account executives develop their own living well account executive downline organizations by sponsoring other living well account executives to do business in any market where we operate; entitling the sponsors to receive royalty overrides (cash incentives, including commissions and bonuses) on program sales within their downline organizations. This system enables our independent Living Well account executives to earn profits by selling Fit For Business Programs to retail consumers or other Living Well account executives.

         We believe that our network marketing system is ideally suited to this market segment, because sales of such programs are strengthened by the ongoing personal contact between the retail consumers of this market segment and Living Well account executives. Our network marketing system appeals to a broad cross-section of potential independent Living Well account executives throughout the world, particularly those seeking to supplement family income with a start at home business or pursue non-conventional, part-time employment opportunities.

     2 (a) Retirement Village Groups

         Retirement villages and homes are approached directly by Living Well account executives who have been trained on how to approach the retirement villages; what information is required; and how to present it.

         The Living Well account executive then organizes a group presentation to the village at a suitable time. Once the presentation is complete, each attendee receives a seniors brochure which includes information on the products and an order form.

         Once the order is placed by the customer directly with us or via the Living Well account executive, the funds are deposited with us. The Living Well account executive via a customer service representative places the order and initiates the customer onto the customer care program. Once the funds are received, we retain fifteen per cent (15%), and the remaining eighty five per cent (85%) goes back to the customer service representative to order the products from Herbalife and deliver them to the customer at the retirement village. The customer service representative will retain thirty-five percent (35%) of the funds received as compensation for delivering the services to the customer at the retirement village.

2 (b) Individual Seniors

         The seniors market is driven solely by our nation wide advertising campaign. We are currently mass marketing the Fit For Business Program in all the states of Australia. We are using free to air and television Pay programs, with advertising slots and a sponsorship campaign.

         As well as the TV campaign, we are placing ads in the nationally recognized "Seniors" newspapers and magazines.

         We believe this advertising not only generates customer interest, it also helps create national brand awareness for us.

         The Fit For Business national call center receives the customer calls in response to the advertisements. Their details are taken by the call center and entered on to the Fit for Business Web Based management information system. Fit For Business then distributes the leads, via the management information system, for each State (there are seven states and two territories in Australia)in Australia to the customer service representatives randomly, dependent on geographic location. The customer service representative then follows up each potential new customer as per the customer follow up program.

         Once the customer decides to purchase the program, the funds are deposited into our account. The customer service representative places the order and initiates the customer onto the customer care program. On receipt of the funds, we retain fifteen per cent (15%), and the remaining eighty five per cent (85%) goes back to the customer service representative to order the products from Herbalife and deliver them to the customer. The customer service representative will retain thirty-five per cent (35%) of the funds received as compensation for delivering the services to the customer.

PRODUCTS AND SERVICES

The Fit For Business Program provides to our customers, and in the case of corporate customers, to their employees, with a unique nutritional component, which is manufactured and supplied by Herbalife. Herbalife has been selected as our nutritional supplement provider because we believe its products are safe, effective, and have a recognized market presence after twenty-four years in the market place. We also believe that the Herbalife products are effective for our customers because of their continuing commitment to enhance their products through research and development. Further, the products manufactured by Herbalife have been selected because we believe they provide a flexible, balanced nutrition program based on the core formulated meal replacement product, which can be tailored to meet individual needs.

      We also supply services to each customer, and to employees of each corporate customer, via our customer service representatives who provide individualized program information, education sessions, follow-up/ and coaching. As well, fact sheets, newsletters, and brochures are provided to our customers on a regular basis. One of the first processes undertaken by a customer service representative will be to conduct a customer profile in order to establish the best nutritional component for each individual customer. Customer service representatives then follow up with each individual customer on the first, third, seventh, fourteenth, and twenty-first day of the program, and regularly thereafter, to ensure each individual customer is receiving the full benefit of the program.

OUR BUSINESS STRATEGY

      Our business strategy is comprised of the following principal elements:

Program Branding and Wellness

      Our initiative is to develop the Fit For Business brand and reputation as a company focused on a complete wellness program and way of life. We seek to take advantage of current worldwide consumer trends indicating that individuals are turning more and more to nutritional supplements for weight management, fitness and age-related health concerns. Customers should know that when they find their ideal weight using our weight management programs, they can use our other nutritional programs to promote a healthy lifestyle. To bring this message across, we plan to undertake a significant advertising, public relations and branding campaign.

Account Executive Expansion, Retention & Training

      To expand our independent account executive base, we are focusing on implementing programs to ensure account executive retention. Key areas include: provision of more qualified leads to account executives; enhancing our customer service capabilities at our call centers; offering greater business-building opportunities through our web based management information system; creating business support initiatives and better training and educational materials for new account executives to guide them through their first eighteen months; and offering enriched reward and recognition programs. To further support our account executives, a cross-functional sales team will help provide account executives with the best marketing, training, sales and information tools to ensure their success.

      We recognize that in addition to high-quality programs and a proven account executive compensation plan, the success of our business depends on the training of our account executives. Extensive training opportunities enable account executives to not only develop invaluable business-building and leadership skills, but also to become experts in our programs and offer customers sound advice on weight management, nutrition, and personal care. By placing a top priority on training, we will build credibility among our account executives and be further established in the industry.

FIT FOR BUSINESS PROGRAM OVERVIEW

      Our programs include inner nutrition (consisting of weight management programs and nutritional supplements) and outer nutrition (consisting of personal care programs). We currently market many programs, exclusive of (1) variations in program flavors and colors, (2) reformulations of programs to satisfy regulatory requirements within a particular country and (3) similar variations of our basic program line. A limited number of our personal care programs are classified as OTC drugs.

Inner Nutrition

      Weight Management Programs. Our weight management programs include the following products: (1) Formula 1 Protein Mix, a protein powder in three different flavors designed as a meal replacement. Formula 2 - Vitamin B6 Supplement in a Herbal Base, Formula 3 - Vitamin & Mineral Supplement, Formula 5
- Vitamin C Supplement in a Herbal Base.

      Nutritional Supplements. Our nutritional supplements include a variety of products, each containing high quality herbs, vitamins, minerals and other natural ingredients. These products are targeted for specific consumers needs. For example, we offer Herbalife Tang Kuei Xtra-Cal, Herbalifeline(R), antioxidants, such as RoseOxTM, in addition to fiber supplements, including Florafiber and Chitosan. Other signature nutritional programs include Herbal-Aloe N.R.G and Thermojetics Instant Herbal Beverage in 2 flavors, original and peach.

Outer Nutrition

      Personal Care Programs. We offer a range of personal care programs using pure and beneficial botanical ingredients in specific formulations to provide not only cosmetic enhancement, but also outer nutrition for the skin and body, and youth preservation. Our programs are designed to make individual customers not only look good, but also feel good. We market most of the Herbalife personal care product line which are promoted under the brand name Dermajetics(R). This line consists of skin care products such as: Radiant (R) Daily Skin Booster; The Skin Survival Kit, consisting of a day and night moisturizer, a deep cleaning facial mask and a hydrating eye gel; Nature's Mirror(R), consisting of a cleanser, toner and moisturizer for each of three different skin types; and several specialty care products, including Skin Activator(R); Other specialty personal care products available through the programs and supplied by Herbalife include Herbal Aloe Gel and Lotion, Soothing Spray, Cleansing Bars, and Body Wash.

Literature and Promotional Materials

      We also sell literature and promotional materials, including sales aids and informational booklets. In addition, we sell account executive kits at a worldwide cost of approximately $59.14 per kit (AUS. $80.00), which an individual must purchase in order to become an account executive. Sales of account executive kits are not subject to account executive allowances and royalty overrides. Accordingly, we receive the entire retail sales amount from the sale of account executive kits.

FIT FOR BUSINESS PROGRAM RETURN AND BUY-BACK POLICIES

      Our programs include an individual customer satisfaction guarantee. Under this guarantee, within 30 days of purchase, any individual customer who is not satisfied with any Company program for any reason may return it or any unused portion of the product to the account executive from whom it was purchased for a full refund from the account executive or credit toward the purchase of another Company program. If a product is returned to us on a timely basis, account executives may obtain replacements from us for such returned product. We maintain a buy-back program pursuant to which we will repurchase programs sold to an account executive provided that the account executive resigns as a Company account executive, returns the program in marketable condition within twelve months of original purchase, and meets specified documentation requirements. We believe this buy-back policy addresses a number of the regulatory compliance issues pertaining to network marketing systems.

NETWORK MARKETING SYSTEM

      The programs under the "Living Well" component of our business plan are distributed through a network marketing system. Account executives in this component of the business plan are independent contractors who purchase products directly from Herbalife or from other account executives for resale, to retail consumers or other account executives. We believe that our network marketing system appeals to a broad cross-section of people worldwide, particularly those seeking to supplement family income, start a home business, or pursue employment opportunities other than conventional, full-time employment, and that a majority of our account executives work on a part-time basis. We encourage our account executives to use our programs and to communicate their results to their retail customers.

      Account executives' earnings in the "Living Well" part of the business plan are derived from several sources. First, account executives may earn profits by purchasing the Herbalife products at wholesale prices, which are discounted twenty-five to fifty percent (25% to 50%) from suggested retail prices, depending on the account executive's level within the network, and selling our programs to retail customers or to other account executives.

      To become an account executive, a person must be sponsored by an existing account executive and purchase an account executive kit. Account executives contribute significantly to our sales and some key account executives who have attained the highest levels within our account executive network are responsible for generating a substantial portion of our sales and for recruiting a
substantial   number   of  our   account   executives   and   customer   service
representatives.

      We also have two compensation and incentive programs designed to motivate account executives at both the most senior and junior levels within our account executive network. Members of our management team work closely with account executives to develop and implement new initiatives and strategies for increasing sales, and account executive productivity throughout our entire account executive organization. The distribution of bonuses is based in part upon each account executives performance as well as participation in corporate-sponsored training and motivational events. In this manner, we attempt to involve our most senior account executives in our sales, training, motivation, and strategic planning efforts. In addition to these programs, we periodically offer a variety of special promotions related to particular programs or sales periods, involving special cash bonuses, vacations, and other awards.

      We seek to expand our account executive base in each market by offering account executives attractive compensation opportunities. We believe our international sponsorship program provides a significant advantage to our account executives as compared with account executives in some other network marketing organizations. This program permits account executives in any country to sponsor account executives in other countries where we have commenced operations. Sponsored account executives in this program earn the same level of royalty overrides and bonuses on sales that they would receive if both account executives resided in the same country.

GEOGRAPHIC PROFILES AND SALES TRENDS.

      At this time, we have account executives working in Australia and New Zealand. We hope to enter the following markets in 2005, or as soon as possible:
Singapore, Malaysia, Hong Kong, Japan and South Korea.

      After entering a new country, we expect an initial period of rapid growth in sales as new account executives are recruited, followed by a plateau in sales. We believe that a significant factor affecting these markets has been the opening of other new markets within the same geographic region or with the same or similar language or cultural bases, and the corresponding tendency of some account executives to focus their attention on the business opportunities provided by new markets instead of developing their established downline organizations in existing markets. As such when new countries are opened, we expect the sales in existing markets to shift to newly opened markets, resulting in a plateau in sales in the existing markets. In determining when and where to open new markets, we will continue to seek to minimize the impact on account executive focus in existing markets and to ensure that adequate account executive support services and other Company systems are in place to support growth.

FIT FOR BUSINESS PROGRAM DISTRIBUTION

      Our web-based management information system is augmented by a centralized distribution and telephone ordering system, coupled with convenient storefront account executive service centers offered by Herbalife. The weight management programs, nutritional supplements, and personal care programs products are distributed to foreign markets by Herbalife. After arrival of the programs in a foreign market, account executives purchase the products from the local distribution center or the associated sales center. The Herbalife personal care products are predominantly manufactured in Europe and the United States. The products manufactured in Europe are shipped to a centralized warehouse facility, from which delivery by truck, ship or plane to other international markets occurs. Major distribution warehouses have been automated with handling systems that provide for inspection of every shipment before it is sent to delivery.

MANAGEMENT INFORMATION, INTERNET AND TELECOMMUNICATION SYSTEMS

      In order to facilitate our continued growth and support account executive activities, we will continually upgrade our web-based management information systems and supporting internet and telecommunication systems. These systems will include: (1) local area networks of personal computers, serving our administrative staff; (2) an international web-based management information and e-mail system through which our account executives communicate; and (3) an internet website to provide a variety of online services for account executives. We will continue to invest in our systems in order to strengthen our operating platform.

GOVERNMENTAL REGULATION

      General. We are affected by extensive laws, governmental regulations, administrative determinations, court decisions and similar constraints, as applicable, at the federal, state and local levels, including regulations pertaining to: (1) program claims and advertising, including direct claims and advertising by us, as well as claims and advertising by account executives, for which we may be held responsible; (2) our network marketing system; (3) transfer pricing and similar regulations that affect the level of taxable income and customs duties; and (4) taxation of account executives, which in some instances may impose an obligation on us to collect the taxes and maintain appropriate records.

      Programs. In the United States, the formulation, manufacturing, packaging, storing, labeling, promotion, advertising, distribution, and sale of our programs will be subject to regulation by one or more governmental agencies, including (1) the Food and Drug Administration ("FDA"), (2) the Federal Trade Commission ("FTC"), (3) the Consumer Program Safety Commission ("CPSC"), (4) the United States Department of Agriculture ("USDA"), (5) the Environmental Protection Agency ("EPA") and (6) the United States Postal Service. Our activities will also be regulated by various agencies of the states, localities and foreign countries in which our programs are distributed and sold. The FDA, in particular, regulates the formulation, manufacture and labeling of foods, dietary supplements and OTC drugs, such as those distributed by us. FDA regulations require our suppliers to meet relevant good manufacturing practice ("GMP") regulations for the preparation, packing and storage of foods and OTC drugs. GMPs for dietary supplements have yet to be promulgated but are expected to be proposed.

      The 1994 Dietary Supplement Health and Education Act ("DSHEA") revised the provisions of the Federal Food, Drug and Cosmetic Act ("FFDCA") concerning the composition and labeling of dietary supplements and, we believe, is generally favorable to the dietary supplement industry in the United States. The legislation creates a new statutory class of "dietary supplements." This new class includes vitamins, minerals, herbs, amino acids, and other dietary substances for human use to supplement the diet, and the legislation grandfathers, with some limitations, dietary ingredients that were on the market before October 15, 1994. A dietary supplement which contains a dietary ingredient that was not on the market before October 15, 1994, will require evidence of a history of use or other evidence of safety establishing that it is reasonably expected to be safe. Manufacturers of dietary supplements that make specified types of statements on dietary supplements, including some product performance claims, must have substantiation that the statements are truthful and not misleading.

      The majority of the products included in programs marketed by us are classified as dietary supplements under the FFDCA. The adoption of new regulations in the United States or in any of our international markets, or changes in the interpretation of existing regulations, could have a material adverse effect on us. In September 1997, the FDA issued regulations governing the labeling and marketing of dietary supplement programs. The regulations cover: (1) the identification of dietary supplements and their nutrition and ingredient labeling; (2) the terminology to be used for nutrient content claims, health content claims, and statements of nutritional support; (3) labeling requirements for dietary supplements for which "high potency" and "antioxidant" claims are made; (4) notification procedures for statements on dietary supplements; and (5) pre-market notification requirements for new dietary ingredients in dietary supplements.

      In January 2000, the FDA published a final rule which defines the types of statements that can be made concerning the effect of a dietary supplement on the structure or function of the body pursuant to the DSHEA. Under the DSHEA, dietary supplement labeling may bear "structure/function" claims, which are claims that the products affect the structure or function of the body, without prior FDA review. They may not, without prior FDA review, bear a claim that they can prevent, treat, cure, mitigate or diagnose disease (a disease claim). The new final rule describes how the FDA will distinguish disease claims from structure/function claims. In February 2001, the FDA issued a notice requesting comments on the types of information which should be included in guidance on applying the regulations on statements made for dietary supplements concerning the effect of a dietary supplement on the structure or function of the body. No guidance document has been issued to date, and our suppliers will continue to ensure that our dietary supplement product labeling complies with the requirements of the "Structure/ Function" final rule, which became effective in February 2000.

      In addition, in some markets, claims made with respect to weight management products, nutritional supplements, personal care programs, or other Company programs may change the regulatory status of the programs. In the United States, for example, it is possible that the FDA could take the position that claims made for some of our products place those programs within the scope of an FDA (OTC drug monograph. OTC monographs prescribe permissible ingredients and appropriate labeling language, and require the marketer or supplier of the programs to register and file annual drug listing information with the FDA. A limited number of the products included in our programs sold by us are labeled as OTC monograph drugs, and we believe that the products are in compliance with the applicable monographs. In the event that the FDA asserts that product claims for other products cause them to fall within the scope of OTC monographs, we would be required either to comply with the applicable monographs or to change the claims made in connection with the programs. We cannot be sure that we could do so effectively, or that any changes would not adversely effect sales and marketing of an effected program.

      Prior to commencing operations and prior to making or permitting sales of our programs in some international markets, we may be required to obtain an approval, license or certification from the country's relevant health agency. Where a formal approval, license or certification is not required, we may seek a favorable opinion of counsel regarding our compliance with applicable laws. Prior to entering a new market in which a formal approval, license or certificate is required, we will work extensively with local authorities in order to obtain the requisite approvals. The approval process may require us to present each program and product ingredient to appropriate regulators and, in some instances, arrange for testing of products by local technicians for ingredient analysis. The approvals may be conditioned on reformulation of our products or may be unavailable with respect to some programs or some ingredients. Product reformulation or the inability to introduce some programs or ingredients into a particular market may have an adverse effect on sales. We must also comply with program labeling and packaging regulations that vary from country to country. Our failure to comply with these regulations can result in our program being removed from sale in a particular market, either temporarily or permanently.

      In the United States, the FTC, which exercises jurisdiction over the advertising of our programs, has in the past several years instituted enforcement actions against several dietary supplement companies for false and misleading advertising of some of their products. These enforcement actions have resulted in consent decrees and monetary payments by the companies involved. In addition, the FTC has increased its scrutiny of the use of testimonials, which we also utilize. We cannot be sure that the FTC will not question our advertising or other operations. In November 1998, the FTC issued a guide for the dietary supplement industry, describing how the FTC applies the law that it administers to advertisements for dietary supplements. It is unclear whether the FTC will subject advertisements of this kind, including our advertisements, to increased surveillance to ensure compliance with the principles set forth in the guide.

      In some countries, regulations applicable to the activities of our account executives also may affect our business because in some countries we may be responsible for our account executives' conduct. In these countries, regulators may request or require that we take steps to ensure that our account executives comply with local regulations. The types of regulated conduct may include: (1) representations concerning our programs; (2) income representations made by us and/or account executives; (3) public media advertisements, which in foreign markets may require prior approval by regulators; and (4) sales of programs in markets in which the products have not been approved, licensed or certified for sale.

      In some markets, it is possible that improper program claims by account executives could result in our programs being reviewed or re-reviewed by regulatory authorities and, as a result, being classified or placed into another category as to which stricter regulations are applicable. In addition, we might be required to make labeling changes.

      Through our manuals, seminars and other training materials and programs, we attempt to educate our account executives as to the scope of permissible and impermissible activities in each market. We also investigate allegations of account executive misconduct. However, our account executives generally are independent contractors, and we are unable to monitor directly all of their activities. As a consequence, we cannot be sure that our account executives comply with applicable regulations. Misconduct by account executives could have a material adverse effect on us in a particular market or in general.

      We are unable to predict the nature of any future laws, regulations, interpretations or applications, nor can we predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. They could, however, require: (1) the reformulation of some products not able to be reformulated; (2) imposition of additional record keeping requirements; (3) expanded documentation of the properties of some programs; (4) expanded or different labeling; and (5) additional scientific substantiation regarding product ingredients, safety or usefulness.

      Any or all of these requirements could have a material adverse effect on our results of operations and financial condition.

      Network Marketing System. Our network marketing system is subject to a number of regulations. Regulations applicable to network marketing organizations generally are directed at ensuring that program sales ultimately are made to consumers, and that advancement with an organization is based on sales of the organization's programs rather than investments in the organization or other non-retail sales related criteria.

When required by law, we will obtain regulatory approval of our network marketing system or, when this approval is not required, the favorable opinion of local counsel as to regulatory compliance. Nevertheless, we remain subject to the risk that, in one or more market areas, our network marketing system could be found not to be in compliance with applicable regulations. Failure by us to comply with these regulations could have a material adverse effect on our business in a particular market or in general.

      We will monitor and respond to regulatory and legal developments, including those that may affect our network marketing system. An adverse judicial determination with respect to our network marketing system could have a material adverse effect on our business. An adverse determination could: (1) require us to make modifications to our network marketing system, (2) result in negative publicity, or (3) have a negative impact on account executive morale. In addition, adverse rulings by courts in any proceedings challenging the legality of network marketing systems, even in those not involving us directly, could have a material adverse effect on our operations.

      Compliance Procedures. As indicated above, us, programs and our network marketing system are subject, both directly and indirectly through account executives' conduct, to numerous regulations. We have instituted formal regulatory compliance measures by developing a system to identify specific complaints against account executives and to remedy any violations by account executives through appropriate sanctions, including warnings, suspensions and, when necessary, terminations. In our manuals, seminars and other training programs and materials, we emphasize that account executives are prohibited from making therapeutic claims.

      In order to comply with regulations that apply to both us and our account executives, we will conduct research into the applicable regulatory framework prior to entering a new market in order to identify all necessary licenses and approvals and applicable limitations on our operations in that market. Typically, we would conduct this research with the assistance of local legal counsel and other representatives. We also research laws applicable to account executive operations and revise or alter our account executive manuals and other training materials and programs to provide account executives with guidelines for operating a business, marketing and distributing our programs and similar matters, as required by applicable regulations in each market. We are unable to monitor our supervisors and account executives effectively to ensure that they refrain from distributing our programs in countries where we have not commenced operations.

      It is part of our business to anticipate and respond to new and changing regulations and to make corresponding changes in our operations. Although we will devote resources to maintaining our compliance with regulatory constraints in each market, we cannot be sure that (1) we would be found to be in full compliance with applicable regulations in all markets at any given time, or (2) the regulatory authorities in one or more markets will not assert, either retroactively or prospectively or both, that our operations are not in full compliance. Depending upon the severity of regulatory changes in a particular market and the changes in our operations that would be necessitated to maintain compliance, these changes could result in our experiencing a material reduction in sales in the market or determining to exit the market altogether. We cannot be sure that this transition would not have an adverse effect on our business and results of operations either in the short or long term.

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

COMPETITION

      We are subject to significant competition for the recruitment of account executives from other network marketing organizations, including those that market weight management programs, nutritional supplements, and personal care programs, as well as other types of products. Some of our competitors are substantially larger than we are, and have available considerably greater financial resources than we have. HCG Healthcorp Group, Healthwise Australia, and Corporate Relaxation and Wellness are direct competitors in Australia. Our ability to remain competitive depends, in significant part, on our success in recruiting and retaining account executives through an attractive compensation plan and other incentives. We believe that our bonus program and other compensation and incentive programs provide our account executives with significant earning potential. However, we cannot be sure that our programs for recruitment and retention of account executives will be successful.

      The business of marketing weight management programs, nutritional supplements, and personal care programs also is highly competitive. This market segment includes numerous manufacturers including: Omega Trend, USANA, Magnatec Inc., and other marketers, retailers and physicians that actively compete for the business of consumers. The market is highly sensitive to the introduction of new programs or weight management plans, including various prescription drugs that may rapidly capture a significant share of the market.

RETAIL SALES

      "Retail Sales" represent the gross sales amounts reflected on our invoices by our account executives. We receive the amount reported as "retail sales," and we monitor the actual retail prices charged for our programs. "Net sales" represent the actual purchase prices paid to us by our account executives, after giving effect to account executive profits which total approximately 35% of suggested retail sales prices; and handling and freight income. Beginning January 1, 2001, we adopted a new accounting pronouncement in Australia, which requires handling and freight income charged to account executives to be included in net sales. We receive our sales price in cash or through credit card payments upon receipt of orders from account executives. Our use of "retail sales" in reporting financial and operating data reflects the fundamental role of "retail sales" in our accounting systems, internal controls and operations, including the basis upon which account executive bonuses are paid. The retail sales price of our programs is reflected in account executive invoices as the price charged to customers together with, in most cases, a deduction for the corresponding account executive profit. The retail sales price is used by us to calculate, among other things, bonuses and commissions earned by account executives. We rely upon "retail sales" data reflected in daily sales reports to monitor results of operations in each of our markets.

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

      The significance of our "net sales" is to reflect, generally, the prices actually received by us after deducting the basic account executive allowance and adding the handling and freight fees. The ratio of our "net sales" to "retail sales" is relatively constant because the account executive allowances and the handling fee historically represent approximately 35% and 7%, respectively, of the suggested retail sales prices. Accordingly, factors that affect "retail sales" generally have a corresponding and proportionate effect on "net sales." To the extent the ratio of "net sales" to "retail sales" varies from period to period, these variances have resulted principally from sales of our account executive kits and other literature and promotional materials.

COSTS

      We intend to offer individual customers a variety of programs ranging in cost from $85.00 (AUS. $115.00) to $210.67 (AUS. $285.00) per individual program. Each individual program lasts for one (1) month. Therefore, the minimum cost per individual customer will be approximately $2.83 (AUS. $3.00) per day with the maximum being $7.02 (AUS. $9.50) per day .

INTERNATIONAL EXPANSION

      We plan to expand into the following countries: Hong Kong, Japan and South Korea.

EMPLOYEES

      As of March 7, 2005, we have 4 full-time employees. We have never had a work stoppage, and no employees are represented under collective bargaining agreements. We consider our relations with our employees to be good. We have entered into employment contracts with our employees.

INDEPENDENT ACCOUNT EXECUTIVES AND CUSTOMER SERVICE REPRESENTATIVES

      As of March 7, 2005, we have 66 registered independent account executives and customer services representatives across Australia. The account executives and customer service representatives are not our agents and have agreed to abide by our code of conduct and quality assured procedures.

AUSTRALIAN LICENSE AGREEMENT

In August 2004, Subsidiary entered into a non-assignable license agreement with LR Global Marketing Pty Ltd. ("LR Global"). Pursuant to the license agreement, LR Global has the right, for a period of ten (10) years, to the use of our logo, our management information system and other material. LR Global will assist in:

identifying new clients for us; and recruiting account executives and customer service representatives. Under the terms of the license agreement, LR Global is obligated to pay $500,000 for the grant of the license. LR Global will receive a five (5%) percent commission directly from Herbalife on the sales of the Herbalife products generated by LR Global. In connection with the grant of the license agreement, Mark A. Poulsen transferred 500,000 shares of our common stock to LR Global.

To date, LR Global has paid the sum of $129,168 (AUS $165.00). LR Global was required to pay the balance of the amount owing by December 31, 2004. LR Global was in default of the terms of the License Agreement and by mutual agreement we have extended, until May 31, 2005, the time in which LR Global is required to balance owing to us.

FIT FOR BUSINESS IS ISO 9001:2000 CERTIFIED

         ISO 9001 provides an internationally recognized formula for running any operation where quality assurance in the provision of the service is a requirement. The Company's quality management system puts in place a system whereby quality has become part of our operation and will continually improve our services and products.

         The implementation of our quality management system was certified to the Australian/International Standard AS/NZS ISO 9001:2000, and this is the highest certification that can be awarded for a management system and will satisfy all government requirements in Australia and internationally.

         What makes up our quality management system?

               o    Quality Policy - The Management's commitment to quality
               o Quality Manual - our overall policy and interpretation of the standard
               o Detailed Work Instructions - documented procedures on how to complete specific task and training
               o Job Descriptions - specific tasking to staff members ensuring responsibility and accountability o Company Forms - the approved form used within the company
               o    A procedure for recording and fixing problems
               o    A regular internal check of the system and processes
               o A regular check by independent auditors of the system and processes


INTELLECTUAL PROPERTY
Our "Fit For Business" logo trademark was registered in Australia on Oct 15, 1999 for a period of ten (10) years. In addition, we have copyrights to numerous brochures and multi-media productions.

Intellectual Property                                   Comments

Computer software and systems design for       Design complete - currently using
call centre                                    outsourced solution


Trademark of FFB                               10 Years from 1998

Website design for management information      Stage 1 nearing completion. To be
systems                                        completed in 14 days.

Design for Multi Media Training programs       Much of the design and materials
                                               have been collated.

Marketing and promotional literature and       Stage 1 completed but need to
materials                                      undertake rebranding programs and
                                               full market development program.

Account executive and customer services        Version 1 complete, Version 2
resources CD's and training manuals            being designed.

TV program pilot and script                    Initial pilotfor 13 week TV
                                               program complete. Pilot to be
                                               promoted to main line TV channel
                                               in 14 days.

Customer and prospects lists                   Extensive with 450 corporate
                                               clients qualified and ready to be
                                               sold to.


                             DESCRIPTION OF PROPERTY

The Company does not own any real property. We presently lease office space from Mark Poulsen & Assoctiates Pty Ltd. ("Associates"). Mark Poulsen is one of our officers and directors. The premises are located at 10/27 Mayneview Street, Milton, Australia. Associates lease terminated on November 30, 2004 and is on a month to month basis. We also lease shared office space from Incorp Services, Inc., located at 3155 E. Patrick Lane, Suite 1, Las Vegas, Nevada.


                                LEGAL PROCEEDINGS

Neither our parent company nor our subsidiary, or any of their properties, is a party to any pending legal proceeding. We are not aware of any contemplated proceeding by a governmental authority. Also, we do not believe that any director, officer, or affiliate, any owner of record or beneficially of more than five per cent (5%) of the outstanding common stock, or security holder, is a party to any proceeding in which he or she is a party adverse to us or has a material interest adverse to us.

                                   MANAGEMENT,
                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors

Name                  Age      Position
---------------       ----     -------------------------------------------------

Mark A. Poulsen        44      President and Chairman of the Board of Directors

Anthony F. Head        58      Senior Vice President of Sales and Director

Prins Ralston          41      Senior Vice President and Chief Operating Officer

Sandra Wendt           35      Senior Vice President of Administration and Chief
                               Financial Officer


Mark A. Poulsen is our President and Chairman of the Board of Directors. Mark started his career as an apprentice carpenter in 1976 in the construction industry. He soon started his own marketing and distribution company. He has traveled extensively for Herbalife, training over 850,000 individuals from all over the world in areas ranging from sales and marketing, promotion, administration, leadership, life enhancement, and personal development. After 20 years as an independent Herbalife distributor, he could see the market place was changing and could see a need for not only improving corporate health but a real answer to the growing overweight and obesity issues. He commenced development of the Fit For Business concept in 1998. He has spent the last seven years enhancing the Fit for Business concept and programs while continuing his involvement with Herbalife.

Since 2000, Mark has spent the last 5 years building and developing Fit For Business (Australia) Pty Ltd, while still maintaining his Herbalife retail business (Mark Poulsen & Associates Pty Ltd). As Managing Director, his duties include recruiting and building sales networks in approximately 35 countries.

Anthony (Tony) F. Head is our Senior Vice President of Sales and Director. Tony graduated from Monford Sales Personnel Melbourne, he has also completed various courses in Selling & Sales. He has studied Marketing, Lithographic Arts and Computer Technology. Tony started his career in advertising, but soon realized that his vocation was in sales. Commencing his sales career with Cadbury

Confectionary in 1978, he moved through the chain of management to taking on career paths inside the organization included marketing and administration roles. Tony moved into the Direct Selling Industry in 1984 working for Shaklee Australia, a large vitamin supplement and cosmetic company. He was responsible for the coordination of Regional Sales Leaders. He then joined Mary Kay Cosmetics from 1986 to 1993 as their Sales Development Director, responsible for recruitment, motivation and education of consultants, presentations, new product launches and public relations. He then joined Herbalife International Inc. as their Director of Communications and Sales for Pacific Rim. Over the next 6 years he was responsible for sales of Herbalife products in: Taiwan, Thailand, Philippines, Indonesia, Japan, South Korea, and Australia.

Tony Head worked for Herbalife International from 1993 to January 1999. His position was Director of Communications and Sales for the Pacific Rim. His main responsibilities were liaison with Herbalife Distributors, Event Coordination and Reporting. In 2001, he started working for Fit For Business Australia (Pty) Ltd on a consulting basis. He has helped build and train the sales team, prepare presentations and event coordination.

Prins Ralston is our Vice President and Chief Operating Officer. Mr. Ralston holds the degrees of : Bachelor of Business Computing, Bachelor of Business Accounting, Bachelor of Laws and Master of Laws. Mr. Ralston is a Certified Practicing Accountant in Australia. Mr. Ralston is a Fellow of the Australian Society of Certified Public Accountants, Australian Institute of Company Directors and the Australian Computer Society. Mr Ralston is also an admitted Barrister and Solicitor of the Supreme courts of the Northern Territory and Queensland, in Australia.

Mr. Ralston was the General Counsel and Company Secretary of Ingeus Limited (Public unlisted Company in Australia) and its group of companies (which included companies in Australia, the United Kingdom and France) from 2001 to 2004. Mr. Ralston was a National Partner of the Australian legal firm Clayton Utz from 1999 to 2001. In 2001, he resigned as the Managing Director of an Australian Stock Exchange Listed company, Nexus Limited (Australian Stock
Exchange: NXS).

Mr. Ralston has a significant industry profile being the Chairman of Publications of the UNESCO based International Federation of Information Processing (IFIP) as well as having been Vice President of IFIP and a past President of the Australian Computer Society and the South East Asian Computer Confederation.

Sandra Wendt is our Senior Vice President of Administration and Chief Financial Officer. Sandra graduated from high school in 1978, and immediately began working in a stockbroker's office, working her way up to international settlements and accounts department. She then worked in office management for a real estate office, managing their office, and rentals list, dealing with trust accounts and leases. She then moved into the Superannuation Industry, working her way up from Accounts, to Senior Administrator of their in-house Employer Superannuation Fund, and was responsible for over 200 employers and 4,000 employees. Sandra was then promoted to oversee this position as Assistant


Manager  with over 25 staff under  supervsion.  She started  working for Mark A.
Poulsen and Associates Pty Ltd. in 1996; with duties in office management, training and accounting. She attended courses in Web Development and data base design and management, and has used both these skills to her advantage, she has developed business planning, cash flow reporting, budgeting and forecasting, cash management and client liaison skills. She has developed accounting procedures and is responsible for the financial control of several privately owned companies. She has the task of budget forecasting as well as account management on a daily basis. She has also developed and implemented the IS0 9000 and maintains this as the Quality Manager of the Company.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning annual and long-term compensation, on an annualized basis for the last three fiscal years, for our Chief Executive Officer and for each of our other executive officers (the "Named
Executive Officers") whose compensation on an annualized basis is anticipated to exceed $100,000 during fiscal 2005.

                           SUMMARY COMPENSATION TABLE


                       ANNUAL COMPENSATION                LONG TERM COMPENSATION
                                                                    RESTRICTED        SECURITIES
NAME AND PRINCIPAL    FISCAL        ANNUAL   STOCK    UNDERLYING     OPTIONS           ALL OTHER
POSITION              YEAR          SALARY   BONUS   COMPENSATION    AWARDS         (NO. OF SHARES)   COMPENSATION
--------              ----          ------   -----   ------------    ------          --------------   ------------

1.   Mark Poulsen     2004 (1)        $ 0      0           0            0                  0                $
                      2003 (1)        $ 0      0           0            0                  0                $
2.   Tony Head        2004 (1)        $ 0      0           0            0                  0                $
                      2004 (1)        $ 0      0           0            0                  0                $
3.   Prins Ralston    2004 (1)        $ 0      0           0            0                  0                $
                      2004 (1)        $ 0      0           0            0                  0                $
4.   Sandra Wendt     2004 (1)        $ 0      0           0            0                  0                $
                      2004 (1)        $ 0      0           0            0                  0                $


Compensation of Directors

Our directors will not receive compensation for services provided as a member of our Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses incurrred in connection with attendance at Board and committee meetings.

Executive  Compensation

We presently have entered into the following employment agreements with our management personnel to retain their services:

We entered into an employment agreement with Mark A. Poulsen to serve as our President and Chief Executive Officer. Under the terms of the agreement, Mr. Poulsen will be compensated at the annual rate of approximately $291,125 for services. He will also be paid 5 percent of the value of each country or geographic-area license sold. In addition, on December 1, 2004, the Board of Directors awarded a bonus of approximately $388,250 to be paid to Mr. Poulsen within 30 days after the listing of our common stock on the over-the-counter bulletin board.

We entered into an employment agreement with Prins Ralston to serve as our Senior Vice President and Chief Operating Officer. Under the terms of the agreement, Mr. Ralston will be compensated at the annual rate of approximately $132,000, plus benefits and bonus. In addition, Mr. Ralston will be granted options to purchase 30,000 shares of our common stock under an option plan, when and if established. We will also be obligated to pay a recruiting fee for the placement of Mr. Ralston to Hudson Global Resources amounting to approximately $21,100.

We entered into an employment agreement with Anthony F. Head to serve as our Senior Vice President of Sales. Mr. Head is also our Director. Under the terms of the agreement, Mr. Head will be compensated at the annual rate of approximately $77,600, plus benefits and bonus. He will also be paid 5 percent of the value of each country or geographic-area license sold.

We entered into an employment agreement with Sandra Wendt to serve as our Vice President and Chief Financial Officer. Under the terms of the agreement, Ms. Wendt will be compensated at the annual rate of approximately $42,700, plus benefits and bonus.

                                  STOCK OPTIONS

To date, we have not granted any stock options to our directors or officers. Pursuant to an employment agreement, Prins Ralston is entitled to 30,000 shares of our stock, which shares have not yet been issued. On July 25, 2004 we issued 2,000,000 options to purchase common shares to Fort Street Equity Inc. in consideration for $10,000 or $0.005 per option. The options grant Fort Street Equity Inc. the right to purchase 2,000,000 common shares of our stock at the greater of the market price, as determined under the agreement, less a discount of 40%, or $0.50 per share. The options expire on December 31, 2005.

We have not issued any stock options to any officers, directors or staff.


                             PRINCIPAL STOCKHOLDERS

To the knowledge of our directors and executive officers, the following are the only persons beneficially owning, directly or indirectly, or exercising control or direction over more than 5% of voting rights attached to the shares of our common stock both prior to the Offering and after giving effect to the Offering and the exercise of the options being registered in this Registration Statement:


                                     Amount and Nature
Name and Address                     of Beneficial              Percent of
of Beneficial Owner                  Ownership(1)               Class (4)(5)
-----------------------------------------------------------------------------
Mark A. Poulsen (1)                     13,780,000                 66.03%
10/27 Mayneview Street
Milton, Queensland, Australia

Anthony F. Head (2)                        275,000                  1.32%
18 Ti Tree Grove
Mornington, Victoria, Australia

Sandra Wendt                               100,000                  0.48%
30 Cambridge Crescent
Forest Lake, Queensland, Australia

Prins Ralston                                 0                      0
10/27 Mayneview Street
Milton, Queensland, Australia

Fort Street Equity, Inc. (3)             1,126,500                  5.40%
Box 866
George Town, Grand Cayman Islands

Executive Officers and                  14,155,000                 67.82%
Directors as a Group
(4 Persons)

(1) Includes 10,700,000 shares issued to Kamaneal Investments Pty Ltd as trustee for Mark Poulsen Family Trust;1,540,000 issued to Mark Poulsen; 1,540,000 issued to Karen Poulsen.
(2) Includes 25,000 shares held by Brenda Head, Anthony Head's wife.

(3) Mitchell Stough is the principal of Fort Street Equity, Inc. Fort Street owns 914,000 shares and Kellie Stough, Mitchell's wife, owns 112,500 shares.
(4) Based on 20,870,000 shares of common stock issued and outstanding as of March 7, 2005.
(5) Excludes 1,000,000 Series "A" Preferred Shares held by Mark A. Poulsen, each preferred share having the right to 50 votes in annual or special meeting of shareholders.


                                    DILUTION

As of September 30, 2004, we had a pro forma net tangible book value of approximately $215,709, or $0.01 per share of common stock outstanding, after giving effect to the assumed exercise of 2,000,000 options held by Fort Street Equity, Inc. to acquire a like number of shares of our common stock. Net tangible book value equals our tangible net worth (total tangible assets less total liabilities) divided by the number of shares of our common stock outstanding. After giving effect to the sale by us of 3,000,000 shares of our common stock in this Offering at the initial offering price of $1.50 per share, after deducting the estimated Offering expenses (of which $53,100 of related expenses have been paid prior to September 30, 2004), our pro forma net tangible book value as of September 30, 2004, would have been approximately $4,415,709 or $0.17 per share. This represents an immediate increase in pro forma net tangible book value of $0.16 per share to current stockholders and an immediate dilution of $1.33 or 88.7 % per share to new investors. The following table illustrates the per share dilution:


The  following  table  summarizes,   immediately  prior  to  the  Offering,  the
difference  between  existing  stockholders  and  investors in the Offering with respect to the number and  percentage of shares of Common Stock  purchased  from the Company,  the amount and  percentage of  consideration  paid and the average price paid per share of Common Stock, before the deduction of Offering expenses:

    Assumed initial public offering price per share(1)           $    1.50
       Pro forma net tangible book value before the Offering     $    0.01
       Increase attributable to new investors                         0.16
                                                                 ---------
    Pro forma net tangible book value after the Offering              0.17
                                                                 ---------
    Dilution per share to new investors                          $    1.33
                                                                 =========

    ----------------------------------------------------------------
    (1) Represents the initial public  offering price per share of Common Stock, before deducting Offering expenses payable by the Company.


The  foregoing  table  reflects the  exercise of 2,000,000  options held by Fort
Street Equity, Inc. to purchase a like number of shares of our common stock at an assumed purchase price of $0.05 per share.

                                Shares Purchased          Total Consideration
                            ------------------------   ------------------------   Average Price
                              Number        Percent      Amount        Percent      Per Share
                            ----------    ----------   ----------    ----------   -------------
    Existing stockholders   22,870,000           88%   $  120,870            3%    $     0.01

    New Investors            3,000,000           12%    4,500,000           97%    $     1.50
                            ----------    ----------   ----------    ----------

         Total              25,870,000          100%   $4,620,870          100%
                            ==========    ==========   ==========    ==========


                              SELLING STOCKHOLDERS

Of the 5,870,000 of our common shares to be covered by this prospectus, a maximum of 3,000,000 shares are being offered by us and the remaining 870,000 by our Selling Security Holders and a further 2,000,000 shares are offered in connection with the conversion of outstanding options. The following table sets forth the name of each Selling Security Holder, the number of shares of common stock beneficially owned by the Selling Security Holders as of March 7, 2005, and the number of shares being offered by each Selling Security Holder.


--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
  Name of Selling Stockholder        Shares of       Percent of    Shares of Common     Number of      Percent of Shares
                                    Common Stock       Common      Stock to be sold       Shares          owned after
                                   Owned Prior to      Shares       in the Offering    owned after        Offering (3)
                                    the Offering    Owned Prior                        the Offering
                                                       to the
                                                      Offering (1)
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Junay  Pty Ltd  Trustee  for (KL
Notaras Family Trust) (4)              95,000             *              95,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Mushroom  Systems  International       15000              *              15,000              0                 0
Pty Ltd
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Dean Harrison Family Trust (5)         30000              *              30,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Jaroluin Pty Ltd                       30000              *              30,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Leigh Troy                             30000              *              30,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Kendal Robinson                        15000              *              15,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Mark Hoey                              120000             *             120,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
GL Ray Enterprises                     15000              *             150,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Roan Lee                               30000              *              30,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
The   Credence    Superannuation       60000              *              60,000              0                 0
Fund (6)
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Vexa Superannuation Fund (7)           20000              *              20,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Boyana & Dragan Aralica                10000              *              10,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Heather Kraus                          10000              *              10,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Wibcara  Pty Ltd As Trustee  For       10000              *              10,000              0                 0
Kraus Superannuation Fund (8)
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Maria Corry                            20000              *              20,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Clifford Henkel                        20000              *              20,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Helen Hughes                           40000              *              40,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Linda Wild                             70000              *              70,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Ann Maree Wood                         10000              *              10,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Walter Puawai McDermott                20000              *              20,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Zainon Binte Ismail                    10000              *              10,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
James   &   Joan    Stewart   as
Trustees  of the R  Stewart  Pty
Ltd Superannuation Fund  (9)           40000              *              40,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Maxwell Spackman                       10000              *              10,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Benjamin David Spackman                20000              *              20,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Lily Lee Lee Lee                       20000              *              20,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Roslina Binte Mohamed Sa'ad            20000              *              20,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Robert E. & Valda J. Bradley           20000              *              20,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Donald Howell Wild                     50,000             *              50,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Denise Linsley-Hayles                  10000              *              10,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Wayne Jobson                           40000              *              40,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Fort Street Equity, Inc. (2)          914,000            4.4%         2,000,000           914,000            3.53%
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------

      * - Less than 1%
     (1) Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold during the offering period. The percentage of shares is based on 20,870,000 shares issued and outstanding as of March 7, 2005, 2005.

     (2) Fort Street Equity, Inc. owns 2,000,000 options which may be converted into 2,000,000 shares of our common stock. Up to 2,000,000 of such options are being registered in this prospectus and are not included in the amount of shares owned prior to the offering. Mitchell Stough is the beneficial owner.

     (3) Based on 25,870,000 shares issued and outstanding including the 2,000,000 options held by Fort Street Equity, Inc. and the 3,000,000 shares to be offered hereunder.

     (4)  The beneficial owners are John Kriedemann and Kathleen Notaras.

     (5)  The beneficial owner is Dean Harrison.

     (6)  The beneficial owners are Mark and Beverly Sullivan.

     (7) The beneficial owners are Larisa Markiza Olszewaka and Nicole Louise Lawrence.

     (8)  The beneficial owners are Peter and Heather Kraus.

     (9)  The beneficial owners are James and Joan Stewart.

                         Shares Eligible for Future Sale

As of March 7, 2005 there are no shares of common stock currently issued and outstanding which are freely tradable without restrictions under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates and any person (or persons whose sales are aggregated) who has beneficially owned his or her restricted shares for at least one year, is entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of our then outstanding shares of common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding such sale. Sales under Rule 144 also are subject to certain limitations on manner of sale, notice requirements, and the availability of current public information about us. Our non-affiliates, who have held their restricted shares for two years are entitled to all their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

Shares held by shareholders who were promoters or affiliates of the blank check company even after a merger with us, may not be sold in reliance on Rule 144.

We are not quoted on the Over-the-Counter Bulletin Board. Following this offering, no predictions can be made of the effect, if any, of future public sales of restricted securities or the availability of restricted securities for sale in the public market. Moreover, we cannot predict the number of shares of our common stock that may be sold in the future pursuant to Rule 144 because such sales will depend on, among other factors, the market price of our common stock and the individual circumstances of the holders thereof. The availability for sale of substantial amounts of our common stock under rule 144 could adversely affect prevailing market prices for our securities.


                              PLAN OF DISTRIBUTION

The offering of a maximum of 3,000,000 of our common shares is being made on a self- underwritten basis by us through our officers and directors who will not be paid any commission or other compensation and without the use of securities brokers.

Currently, we have not established an underwriting arrangement for the sale of these shares. Our officers and directors will be the only persons that will conduct the direct public offering. They intend to offer and sell the shares in the primary offering through their business and personal contacts. There is a possibility that no proceeds will be raised or that if any proceeds are raised, they may not be sufficient to cover the cost of the offering.

Our officers and directors are the only persons that plan to sell our shares of common stock. None of them are registered broker-dealers. They intend to claim reliance on Exchange Act Rule 3a4-1 which provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer. Specifically, each of them (i) at the time of sale, will not be subject to a statutory disqualification as that term is defined in section 3(a)39 of the Securities Act; (ii) will not be compensated in connection with his participation in the offering by payment of commissions or other remuneration; at the time of participation in the sale of shares, he will not be an associated person of a broker or a dealer; (iv) pursuant to Rule 3a4-1(a)(4)(ii), each of them will meet all of the following requirements: at the end of the offering, they will perform substantial duties for us, other than in connection with transactions in securities; each of them was not a broker or dealer, or an associated person of a broker or dealer within the last 12 months; and each of them has not participated in, or does not intend to participate in, selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph(a)(4)(i) or (iii) of Rule 3a4-1.

Our Selling Security Holders may offer their shares during our offering. The Selling Security Holders may sell some or all of their shares immediately after they are registered. There is no restriction on the Selling Security Holders to address the negative effect on the price of your shares due to the concurrent primary and secondary offering. In the event that the Selling Security Holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event, we may be unable to sell all of the shares to investors, which would negatively impact the offering. As a result, our planned operations may suffer from inadequate working capital.

The selling option holder shares may be sold or distributed from time to time by the selling optionholder or by pledges, donees or transferees of, or successors in interest to, the selling optionholder, directly to one or more purchasers (including pledges) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     o    ordinary brokers transactions, which may include long or short sales,

     o transactions involving cross or block trades on any securities or market where our common stock is trading,

     o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, "at the market" to or through market makers or into an existing market for the common stock,

     o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

     o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

     o any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the Selling Security Holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $300,000.

We have informed the Selling Security Holders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 14, 2004, we acquired all of the issued and outstanding shares of Subsidiary from Mark A. Poulsen and Mark Poulsen & Associates Pty Ltd.in exchange for 15,000,000 shares of our common stock and 1,000,000 shares of our restricted Series "A" preferred shares which were issued to Mark A. Poulsen and to Mark Pouslen & Associates Pty Ltd. Mark A. Poulsen subsequently transferred the following common shares:

         Sandra Wendt (employee)                                100,000
         Brenda Head (employee)                                  25,000
         Jim Cooper (employee)                                   25,000
         Wayne Hoskin (former director)                          15,000
         Tony Head & Associates Pty Ltd. (director)             250,000
         Andrew Flannigan (former employee)                      30,000
         Evan Kalaitzis (independent contractor)                 10,000

         Total                                                  455,000

In addition, Mark A.Poulsen transferred shares to the following persons and corporations:
         ------------------------------------ -----------------------------
         Donald Howell Wild                               40,000
         ------------------------------------ -----------------------------
         LR Global Marketing Pty. Ltd.                   500,000
         ------------------------------------ -----------------------------
         Kellie Stough                                   112,500
         ------------------------------------ -----------------------------
         Louise Murray                                   112,500
         ------------------------------------ -----------------------------

         ------------------------------------ -----------------------------
         Total
         ------------------------------------ -----------------------------

On August 25, 2004, Fit For Business (Australia) Pty Limited entered into a License Agreement (the "Agreement") with LR Global Marketing Pty Ltd. ("LR Global"), an Australian Corporation acting as trustee for Fit For Business Australia/New Zealand Trust (the "trust"). The beneficiaries of the trust are Laraine Richardson and Dianne Waghorne. The beneficiaries are not related to the Company, or to Australia, or to its officers and directors except as described herein. Under the terms of the Agreement, LR Global has been granted a non-assignable license to represent Fit For Business (Australia) Pty Limited within Australia for a term of ten (10) years in consideration for the payment of a licensing fee in the amount of USD $500,000. Pursuant to the terms of the Agreement, LR Global may use the Company's logo and other materials for the purpose of generating new customers for the Company and for recruiting Account Executives and Customer Service Representatives. Subsequent to the share exchange transaction of Sept 14, 2004, Mark A. Poulsen transferred 500,000 common shares to LR Global. To date, LR Global has paid USD $121,968 and we have agreed to extend until May 31, 2005 the deadline for the payment of the balance of the amount owing to us.

Mitchell Stough is the principal of Fort Street Equity Inc. ("Fort Street"). Fort Street entered into an option agreement with us and has the option to purchase up to 2,000,000 shares of our common stock. In addition, Kellie Stough, the spouse of Mitchell Stough, holds 112,500 shares of our common stock. The shares were transferred to Kellie Stough by Mark Poulsen in consideration for consulting services by Mitchell Stough provided to Subsidiary. In addition, Fort Street Equity Inc. holds 914,000 common shares, and Mitchell Stough holds a further 750,000 shares.

Mark A. Poulsen also transferred 40,000 shares to Mr. Donald Wild. Mr. Wild has assisted Subsidiary in raising capital and has also purchased convertible promissory notes ($10,000).

We presently lease office space from Mark Poulsen & Associates Pty Ltd. Mr. Poulsen is one of our officers and directors.

                            DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

Common Stock

We are presently authorized to issue 100,000,000 shares of $.001 par value common stock. At March 7, 2005, we had 20,870,000 shares of common stock outstanding. The holders of our common stock are entitled to equal dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities, except for outstanding options described above. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non- assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of $.001 par value preferred stock. As at March 7, 2005, we have issued 1,000,000 preferred shares to Mark Poulsen. Each of the preferred shares carry no dividend rights, no liquidation rights, no pre-emptive rights, no conversion rights and no redemption rights but carry 50 votes in general and special meetings. The remaining 9,000,000 preferred shares have not been issued. Under our Certificate of Incorporation, the Board of Directors will have the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

Options

On July 25, 2004, we issued a total of 2,000,000 options to Fort Street Equity, Inc., which options we are registering under this prospectus. Each option provides the option holder the right to purchase one share of our common stock at the greater of:

     (1) a 40% discount from the average closing bid price of our common stock on a public exchange during the 10 trading days immediately prior to the exercise of the option or

     (2) $0.50 per share. The options can be exercised at any time until December 31, 2005. To date, no options have been exercised.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the two most recent fiscal years and the three month interim period subsequent to September 30, 2004, there have been no disagreements with Davis Accounting Group P.C., our independent auditor, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                                 TRANSFER AGENT

The Transfer Agent and Registrar for our common stock is NW Securities Transfer Agent and Registrar Inc., 14780 SW, Osprey Drive, Suite 240, Beaverton Oregon, 97009.

                                     EXPERTS

The financial statements included in this prospectus have been audited by Davis Accounting Group, P.C., independent auditors, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to our recurring losses from operations which raise substantial doubt about our ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey 07726.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          INDEX TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003




Financial Statements-

   Balance Sheet as of December 31, 2004 (Unaudited).........................F-2

   Statements of Operations and Comprehensive (Loss) for the Three-month
     Periods Ended December 31, 2004, and 2003, and Cumulative from
     Inception (Unaudited) ..................................................F-3

   Statements of Cash Flows for the Three-month Periods Ended December 31,
     2004, and 2003, and Cumulative from Inception (Unaudited) ..............F-4

   Notes to Financial Statements for the Periods
     Ended December 31, 2004, and 2003 (Unaudited)...........................F-6

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             BALANCE SHEET (NOTE 2)
                            AS OF DECEMBER 31, 2004
                                  (Unaudited)

                                     ASSETS
                                     ------
                                                                       2004
                                                                    ---------
Current Assets:
    Cash and cash equivalent                                        $  68,528
    Accounts receivable-
        License fee                                                   382,250
        Related party - Mark Poulsen & Associates Pty. Ltd.             1,605
        Other                                                             730
    Inventory                                                           1,923
                                                                    ---------
        Total current assets                                          455,036
                                                                    ---------

Property and Equipment:
    Office and computer equipment                                       1,856
    Web site development costs                                          5,071
                                                                    ---------
                                                                        6,927
    Less - Accumulated depreciation and amortization                   (4,427)
                                                                    ---------
                                                                        2,500
    Software development in progress                                   21,520
                                                                    ---------
        Net property and equipment                                     24,020
                                                                    ---------

Other Assets:
    Trademark                                                             234
    Less - Accumulated amortization                                      (123)
    Deferred offering costs                                            53,100
                                                                    ---------
        Total other assets                                             53,211
                                                                    ---------
Total Assets                                                        $ 532,267
                                                                    =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current Liabilities:
    Accounts payable - trade                                        $  34,161
    Accrued liabilities                                                30,130
    Loans from related parties                                          1,208
    Deferred revenue - License fee                                    438,612
                                                                    ---------
        Total current liabilities                                     504,111
                                                                    ---------
        Total liabilities                                             504,111
                                                                    ---------
Commitments and Contingencies
Stockholders' Equity:
    Preferred stock, par value $.001 per share; 10,000,000 shares
        authorized; 1,000,000 shares issued and outstanding             1,000
    Common stock, par value $.001, 100,000,000 shares
        authorized; 20,870,000 shares issued and outstanding           20,870
    Additional paid-in capital                                        603,327
    Accumulated other comprehensive (loss)                            (25,276)
    (Deficit) accumulated during the development stage               (571,765)
                                                                    ---------
        Total stockholders' equity                                     28,156
                                                                    ---------
Total Liabilities and Stockholders' Equity                          $ 532,267
                                                                    =========

                 The accompanying notes to financial statements
                   are an integral part of this balance sheet


                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
           STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) (NOTE 2)
                        FOR THE THREE-MONTH PERIODS ENDED
           DECEMBER 31, 2004, AND 2003, AND CUMULATIVE FROM INCEPTION
                  (DECEMBER 14, 1998) THROUGH DECEMBER 31, 2004

                                                             Three Months Ended
                                                                December 31,            Cumulative
                                                       ----------------------------        From
                                                            2004            2003         Inception
                                                       ------------    ------------    ------------
                                                        (Unaudited)     (Unaudited)     (Unaudited)
Revenues:
      Revenues from sales and license fees             $     15,820    $       --      $     25,996
                                                       ------------    ------------    ------------
           Total revenues                                    15,820            --            25,996
                                                       ------------    ------------    ------------
Cost of Goods Sold:
      Cost of goods sold                                      2,266            --             6,726
                                                       ------------    ------------    ------------
Gross Profit (Loss)                                          13,554            --            19,270
                                                       ------------    ------------    ------------
Expenses:
      General and administrative                             99,304           3,029         578,659
                                                       ------------    ------------    ------------
           Total general and administrative expenses         99,304           3,029         578,659
                                                       ------------    ------------    ------------
(Loss) from Operations                                      (85,750)         (3,029)       (559,389)
                                                       ------------    ------------    ------------
Other Income (Expense)                                          322          (1,251)        (12,376)

Provision for income taxes                                     --              --              --
                                                       ------------    ------------    ------------

Net (Loss)                                             $    (85,428)   $     (4,280)   $   (571,765)
                                                       ------------    ------------    ------------

Comprehensive (Loss):
      Australian currency translation                        (8,306)        (39,987)        (25,276)
                                                       ------------    ------------    ------------
Total Comprehensive (Loss)                             $    (93,734)   $    (44,267)   $   (597,041)
                                                       ============    ============    ============
(Loss) Per Common Share:
      (Loss) per common share - Basic and Diluted      $     (0.004)   $    (52.840)
                                                       ============    ============
Weighted Average Number of Common Shares
      Outstanding - Basic and Diluted                    20,870,000              81
                                                       ============    ============


                 The accompanying notes to financial statements
                    are an integral part of this statement.


                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENTS OF CASH FLOWS (NOTE 2)
         FOR THE THREE-MONTH PERIODS ENDED DECEMBER 31, 2004, AND 2003,
                AND CUMULATIVE FROM INCEPTION (DECEMBER 14, 1998)
                            THROUGH DECEMBER 31, 2004

                                                                   Three Months Ended
                                                                      December 31,           Cumulative
                                                              --------------------------       From
                                                                  2004           2003        Inception
                                                              -----------    -----------    -----------
                                                              (Unaudited)    (Unaudited)    (Unaudited)
Operating Activities:
   Net (loss)                                                 $   (85,428)   $    (4,280)   $  (571,765)
   Adjustments to reconcile net (loss) to net cash provided
     by (used in) operating activities:
      Depreciation and amortization                                   863            593          4,550
      Write-off of deferred offering costs                           --             --           77,000
      Employee compensation paid by issued shares                    --           31,300        220,000
      Consulting services paid by issued shares                      --             --           20,000
      Interest on promissory notes converted to equity               --            1,309         12,646
               Changes in net assets and liabilities-
                 Accounts receivable                               47,320           (163)       117,020
                 Inventory                                            940           --           (1,923)
                 Accounts payable - trade                          31,724           --           34,161
                 Accrued liabilities and other                    (11,166)          --          (17,824)
                 Deferred revenue                                 (11,363)          --          (15,933)
                                                              -----------    -----------    -----------
Net Cash Provided by (Used in) Operating Activities               (27,110)        28,759       (122,068)
                                                              -----------    -----------    -----------

Investing Activities:
   Purchases of computer and office equipment                      (1,642)          --           (1,856)
   Payment for Australian trademark                                  --             --             (234)
   Expenditures for web site development costs                       (412)          (468)        (5,071)
   Expenditures for software development in progress              (15,004)          --          (21,520)
                                                              -----------    -----------    -----------
Net Cash (Used in) Investing Activities                           (17,058)          (468)       (28,681)
                                                              -----------    -----------    -----------
Financing Activities:
   Proceeds from the issuance of convertible notes                   --          105,000        365,000
   Checks in excess of bank balance                                  --             (420)          --
   Stock options issued for cash                                     --             --           10,000
   Net (payments to) loans from related parties                   (59,992)       (12,808)          (397)
   Loan from former director                                         --           12,742           --
   Payment of deferred offering costs                                --         (100,000)      (130,100)
   Proceeds from the issuance of capital stock                       --             --               50
                                                              -----------    -----------    -----------
Net Cash Provided by (Used in) Financing Activities               (59,992)         4,514        244,553
                                                              -----------    -----------    -----------
Effect of Exchange Rate Changes on Cash                            (2,231)       (32,799)       (25,276)
                                                              -----------    -----------    -----------
Net Increase (Decrease) in Cash                                  (106,391)             6         68,528
Cash - Beginning of Period                                        174,919             55           --
                                                              -----------    -----------    -----------
Cash - End of Period                                          $    68,528    $        61    $    68,528
                                                              ===========    ===========    ===========



                 The accompanying notes to financial statements
                    are an integral part of this statement.

                                      F-4

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENTS OF CASH FLOWS (NOTE 2)
         FOR THE THREE-MONTH PERIODS ENDED DECEMBER 31, 2004, AND 2003,
                AND CUMULATIVE FROM INCEPTION (DECEMBER 14, 1998)
                            THROUGH DECEMBER 31, 2004
                                   (Unaudited)

Supplemental Disclosure of Cash Flow Information:
   Cash paid during the period for:
      Interest                                                $      --      $      --      $      --
                                                              ===========    ===========    ===========
      Income taxes                                            $      --      $      --      $      --
                                                              ===========    ===========    ===========


Supplemental Information of Noncash Investing and Financing Activities:

     On September 14, 2004, the Company entered into an Exchange Agreement with FFB Australia whereby FFBI acquired all of the issued and outstanding capital stock of FFB Australia (81 shares) in exchange for 15,000,000 shares of common stock and 1,000,000 shares of preferred stock of the Company. As a result of the Exchange Agreement, the stockholders of FFB Australia control FFBI, and FFB Australia has been deemed to have effected a reverse merger for financial reporting purposes. The deemed reverse merger has been recorded as a recapitalization of the Company, with the net assets of FFBI and FFB Australia brought forward at their historical bases.

     On Sepmber 20, 2004, the Company issued 420,000 shares of common stock with value of $140,000 in connection with the conversion of certain Notes and accrued interest.

     On September 29, 2004, the Company issued 450,000 shares of common stock with a value of $225,000 in connection with the conversion of the remainder of the Notes and accrued interest.

     On September 14, 2004, accrued employee compensation of $220,000 was satisfied with the issuance 440,000 shares of common stock provided personnally by an officer and director of the Company.

     On September 14, 2004, an advance to the Company of $7,500 by a former director was satisfied with the issuance of 15,000 shares of common stock provided personally by an officer and director of the Company.

     On September 14, 2004, accrued consulting services of $20,000 was satisfied with the issuance of 40,000 shares of common stock provided personally by an officer and director of the Company.


                 The accompanying notes to financial statements
                    are an integral part of this statement.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)

(1)      Summary of Significant Accounting Policies

   Basis of Presentation and Organization

Fit For Business International, Inc. ("FFBI" or the "Company") is a Nevada corporation in the development stage of providing products and services for: (i) corporate wellness programs which address business productivity, stress and absenteeism issues; (ii) living well programs directed primarily, but not exclusively, to individuals over 45 years of age; and, (iii) nutritional supplements manufactured and supplied by Herbalife International Inc. ("Herbalife"). The accompanying financial statements of FFBI were prepared from the accounts of the Company under the accrual basis of accounting in United States dollars. In addition, the accompanying financial statements reflect the completion of a deemed reverse merger between FFBI and Fit For Business (Australia) Pty Limited ("FFB Australia"), which was effected on September 14, 2004.

Prior to the completion of the deemed reverse merger, FFBI was a dormant corporation with no assets or operations (essentially since its organization on May 30, 2001, and incorporation on July 31, 2001). The Company was originally incorporated under the name of Elli Tsab, Inc. On April 7, 2004, the name of the Company was changed to Patient Data Corporation. On January 13, 2005, the name of the Company was again changed to Fit For Business International, Inc. in order to better reflect the current business plan.

FFB Australia was organized as an Australian private company on December 14, 1998, and subsequently began certain marketing studies and corporate awareness programs to obtain customers for its products and services. In October 2003, FFB Australia initiated a capital formation activity through the private placement of certain convertible promissory notes which provided, through September 14, 2004, proceeds of $365,000. Subsequent to the completion of the deemed reverse merger, the liability associated with the convertible promissory notes was assumed by the Company. Thereafter, all of the promissory notes were converted into shares of common stock of FFBI.

In addition, in November 2003, FFB Australia commenced a capital formation activity to effect a deemed reverse merger with a corporation validly organized in the United States for the purpose of completing a Registration Statement on Form SB-2 with the Securities and Exchange Commission ("SEC"), and raising capital from the issuance of common stock in the public markets of up to $4.5 million. The initial capital formation activity through a deemed reverse merger and the issuance of common stock was unsuccessful. Subsequently, FFB Australia completed a deemed reverse merger with the Company, and FFBI is currently undertaking a second capital formation activity of the same type.

Prior to September 14, 2004, FFB Australia, aside from the capital formation and marketing activities described above, incurred other development stage operating costs and expenses related to its organization as an entity, receipt of a trademark in Australia for the name and related logo of Fit For Business,

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)

formation of a management team, accounting and tax preparation fees, consulting fees, travel, and other general and administrative expenses. For additional information relating to the development stage activities of the Company, see
Note 2.

Given that FFB Australia is considered to have acquired FFBI by a deemed reverse merger through an Exchange Agreement (see Note 4), and its stockholders currently have voting control of FFBI, the accompanying financial statements and related disclosures in the notes to financial statements present the financial position as of December 31, 2004, and the operations for the three-month periods ended December 31, 2004, and 2003, and from the period from the inception date (December 14, 1998) through December 31, 2004, of FFB Australia under the name of FFBI. The deemed reverse merger has been recorded as a recapitalization of the Company, with the net assets of FFB Australia and FFBI brought forward at their historical bases. The costs associated with the reverse merger have been expensed as incurred.

   Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

   Revenue Recognition

The Company is in the development stage and has yet to realize significant revenues from planned operations. However, the Company is in the business of providing products and services for corporate and living well programs, as well as from the sale of nutritional products manufactured and supplied by Herbalife. After the commencement of planned operations, revenues will be realized from such products and services at the time of completion of each transaction or related contract service. Revenues will also be realized from licensing activities related to various countries and geographic regions, which entitle licensees to recruit representatives for the Company, and market and promote its products and services over the term and under the conditions of each specific license.

   Internal Web Site Development Costs

Under Emerging Issues Taskforce Statement 00-2, Accounting for Web Site Development Costs ("EITF 00-2"), costs and expenses incurred during the planning and operating stages of the Company's web site are expensed as incurred. Under EITF 00-2, costs incurred in the web site application and infrastructure development stages are capitalized by the Company and amortized to expense over the web site's estimated useful life or period of benefit. As of December 31 30, 2004, FFBI had capitalized $5,071 related to its web site development.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)

   Costs of Computer Software Developed or Obtained for Internal Use

Under Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"), the Company capitalizes external direct costs of materials and services consumed in developing or obtained internal-use computer software; payroll and payroll-related costs for employees who are directly associated with and who devote time to the internal-use computer software project; and, interest costs related to loans incurred for the development of internal-use software. As of December 31, 2004, the Company had capitalized $21,520 for projects related to the development of internal-use software.

   Costs of Computer Software to be Sold or Otherwise Marketed

Under Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed ("SFAS 86"), the Company capitalizes costs associated with the development of certain training software products held for sale when technological feasibility is established. Capitalized computer software costs of products held for sale are amortized over the useful life of the products from the software release date. As of December 31, 2004, the Company had not undertaken any projects related to the development of software products held for sale or to be otherwise marketed.

   Trademark

The Company obtained a trademark from the government of Australia effective October 15, 1999. The trademark covers the name "Fit For Business" and the logo of the Company. The cost of obtaining the trademark has been capitalized by the Company, and is being amortized over a period of ten years.

   Advertising Costs

Advertising costs are charged to operations when incurred, except for television or magazine advertisements, which are charged to expense when the advertising first takes place. For the periods ended December 31, 2004, and 2003, advertising expense amounted to $15,110 and $0, respectively.

   Property and Equipment

The components of property and equipment are stated at cost. Property and equipment costs are depreciated or amortized for financial reporting purposes over the useful lives of the related assets by the straight-line method. Useful lives utilized by the Company for calculating depreciation or amortization are as follows:

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)


               Computer and office equipment               5 years
               Internal web site development costs         3 years

Upon disposition of an asset, its cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is recognized.

   Impairment of Long-Lived Assets

Under Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("SFAS 121"), the Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

   Loss Per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

   Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated (see Note 4).

   Comprehensive Income (Loss)

The Company presents comprehensive income (loss) in accordance with Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS 130"). SFAS 130 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the financial statements. For the periods ended December 31, 2004, and 2003, the only components of comprehensive income (loss) were the net (loss) for the periods, and the foreign currency translation adjustments.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)

   Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon potential likelihood of realizing the deferred tax asset and taking into consideration the Company's financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

   Foreign Currency Translation

The Company accounts for foreign currency translation pursuant to SFAS No. 52, Foreign Currency Translation ("SFAS 52"). The Company's functional currency is the Australian dollar. All assets and liabilities are translated into United States dollars using the current exchange rate at the end of each fiscal year. Revenues and expenses are translated using the average exchange rates prevailing throughout the year. Translation adjustments are included in other comprehensive income (loss) for the period. Certain transactions of the Company are denominated in United States dollars. Translation gains or losses related to such transactions are recognized for each reporting period in the related statement of operations and comprehensive income (loss).

   Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2004, the Company did not have any financial instruments requiring the estimate of fair value.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)


   Stock-Based Compensation

The Company uses the fair value method to account for non-employee stock-based compensation in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, and FASB Emerging Issues Task Force, or EITF, Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Under the fair value method, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

   Concentrations of Risk

The Company has adopted SFAS No. 105, Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk ("SFAS 105"). Under SFAS 105, the Company is required to disclose any significant off-balance sheet risks and credit risk concentrations.

As of December 31, 2004, the Company had a material off-balance sheet risk with regards to its dependence upon Herbalife as its sole source of supply for the purchase of nutritional supplements related to its planned wellness programs.

   Fiscal Year End of the Company

The fiscal year end of the Company is June 30 of each year.

   Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2004, and expenses for the periods ended December 31, 2004, and 2003. Actual results could differ from those estimates made by management.

(2)      Development Stage Activities and Going Concern

The Company is in the development stage of providing products and services for corporate business wellness programs; living well programs directed primarily, but not exclusively, to individuals over 45 years of age; and, nutritional supplements manufactured and supplied by Herbalife. As of December 31, 2004, and subsequent thereto, FFBI had completed organization and reverse merger transactions, initial marketing and corporate awareness programs designed to

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)

obtain customers for its products and services, the receipt of a trademark in Australia for the name "Fit For Business", formation of a management team, and other activities related to capital formation and initial operations. Management of the Company is pursuing various sources of equity financing, and plans to raise approximately $4.5 million through a best efforts self-underwritten public offering of its common stock. The public offering and sale of common stock by officers and directors of the Company will be conducted subsequent to the filing and approval of a Registration Statement on Form SB-2 with the SEC. The proceeds from the public offering will be used by the Company for the development and production of multi-media training programs, marketing and promotional literature and programs, web site enhancement, purchase of inventory, customer call center and computer hardware and software programs to be used to aid the Company's customer service representatives, and working capital required to hire additional staff and provide for an expected increase in operations.

While management of the Company believes that the Company will be successful in its capital formation and operating activities, there can be no assurance that the Company will be able to raise $4.5 million in equity capital through its planned filing with the SEC and related activities, or be successful in the sale of its products and services that will generate sufficient revenues to sustain the operations of the Company.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. The Company has incurred operating losses since inception, and the working capital of the Company is insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)      Convertible Debt

In November 2003, FFBI began a capital formation activity through the private placement of up to 200 unsecured convertible promissory notes (the "Note" or "Notes"). Under the terms of the private placement subscription agreement, the minimum unit participation was one unit per Note valued at $5,000. Multiple units could be acquired under the terms of a single Note. The Notes issued for the units stated a maturity date of November 30, 2004, and provided for an interest rate of ten percent (10%) per annum, payable upon redemption. None of the Notes were issued to officers, directors, or employees of FFBI.

The Notes were convertible into 10,000 shares of common stock per unit at any time prior to maturity at the option of the note holder, or, if called by FFBI, then automatically in the event of a public offering of shares. No value was associated with the conversion feature of the Notes. FFBI structured an

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)

incentive program with the first eleven subscribers to the private placement for the Notes, and provided an additional 1/2 unit of value for each unit subscribed. As such, as of September 14, 2004, FFBI had received and recorded proceeds of $365,000 under the private placement in exchange for the Notes with 87 units for the calculation of conversion into common stock (870,000 shares of common stock), and accrued interest in the amount of $12,646. The liability for the Notes was assumed by the Company as a result of the Exchange Agreement.

On September 20, 2004, the Company, pursuant to a planned public offering of its common stock, called and converted Notes with a unit value of 42 units into 420,000 shares of common stock. The transaction was valued at $0.33 per share of common stock for a total of $140,000. Further, on September 29, 2004, the remaining Notes with a unit value of 45 units were called and converted by the Company into 450,000 shares of common stock. The transaction was valued at $0.50 per share of common stock for a total of $225,000. The value of the conversion transactions in excess of the par value of the common stock issued, including accrued interest, has been presented as additional paid-in capital in the accompanying statement of stockholders' equity for the period ended December 31, 2004.

(4)      Common Stock Transactions and Capital Formation

   Issuance of Common Stock

On May 30, 2001, the Company issued 5,000,000 shares of its common stock to former officers and directors of the Company for services rendered. The value of the services rendered was $5,000.

   Stock Option Agreement

On July 25, 2004, the Company issued 2,000,000 options to Fort Street Equity, Inc. (see below) to purchase the same number of shares of its common stock for $10,000 in cash. The option period is through December 31, 2005. The exercise price of the options is the higher of $0.50 per share or the average trading price of the Company's common stock over the preceding ten business days prior to exercise of the options, less a discount of 40 percent.

   Stock Exchange Agreement

On September 14, 2004, the Company entered into a Share Exchange Agreement (the "Exchange Agreement") with FFB Australia, whereby FFBI acquired all of the issued and outstanding capital stock of FFB Australia (81 shares) in exchange for 15,000,000 shares of common stock and 1,000,000 shares of preferred stock of the Company. Both the common stock and preferred stock of FFBI have a par value of $.001. The shares of preferred stock are non-participating, but each share is entitled to fifty (50) votes in a general meeting of the stockholders. As a

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)

result of the Exchange Agreement, the stockholders of FFB Australia control FFBI, and FFB Australia has been deemed to have effected a reverse merger for financial reporting purposes as of the date of the Exchange Agreement. The deemed reverse merger has been recorded as a recapitalization of the Company, with the net assets of FFBI and FFB Australia brought forward at their historical bases.

   Conversion of Notes

On September 20, 2004, the Company issued 420,000 shares of its common stock with a value of $140,000 in connection with the conversion of certain Notes and accrued interest (see Note 3).

On September 29, 2004, the Company issued 450,000 shares of its common stock with a value of $225,000 in connection with the conversion of the remainder of the Notes and accrued interest (see Note 3).

   Other Transactions

From the common stock issued to Mark A. Poulsen, President and Chief Executive Officer of the Company, under the Exchange Agreement, L.R. Global received 500,000 shares of common stock (see Note 8). Mr. Poulsen also issued shares of common stock that he received from the Exchange Agreement to satisfy the liabilities of the Company assumed by FFBI related to the compensation of six individuals (see Note 9). FFBI recognized the satisfaction of such liabilities by Mr. Poulsen as additional paid-in capital.

The Company also owed Wayne Hoskin, a former director of the Company, the amount of $7,500 as of September 14, 2004. The obligation resulted from a loan made to the Company. Mr. Hoskin agreed to accept 15,000 shares of common stock of FFBI in full satisfaction of this obligation. From the common stock issued to Mark A. Poulsen, President and Chief Executive Officer of the Company, under the Exchange Agreement, Mr. Hoskin received 15,000 shares of common stock valued at $7,500. FFBI recognized the satisfaction of this liability by Mr. Poulsen as additional paid-in capital.

The Company also owed Donald Howell Wilde, a former note holder and current stockholder of the Company, the amount of $20,000 for services rendered related to the private placement of Notes (see Note 3). From the common stock issued to Mark A. Poulsen, President and Chief Executive Officer of the Company, under the Exchange Agreement, on September 14, 2004, Mr. Wilde received 40,000 shares of common stock valued at $20,000. FFBI recognized the satisfaction of this liability by Mr. Poulsen as additional paid-in capital.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)

   Capital Formation Activity

On November 10, 2003, FFBI entered into an agreement with Fort Street Equity, Inc. ("Fort Street"), a Cayman Islands company, whereby Fort Street would assist FFBI with the following: (i) the identification of a corporation validly organized in the United States with which the Company could realize a deemed reverse merger; and (ii) the completion and filing of a Registration Statement on Form SB-2 with the SEC for the purpose of raising capital from the issuance of common stock in the public markets of up to $4.5 million.

FFBI paid Fort Street two deposits against fees and costs amounting to $130,100. The initial capital formation activity conducted by FFBI and Fort Street was not successful due to the fact that the organization and completion of a deemed reverse merger with a validly organized corporation in the United States could not be effected. Further, as a result of the uncompleted deemed reverse merger, FFBI expensed $77,000 of the amount paid to Fort Street as unsuccessful offering costs. FFBI and Fort Street initiated a second capital formation activity that resulted in the Exchange Agreement as described above, and the current activity to file a Registration Statement on Form SB-2 with the SEC. As of December 31, 2004, the Company had remaining $53,100 of deferred offering costs which were comprised of legal and accounting fees paid, and other professional and filing fees to be incurred to complete the Form SB-2 registration process.

(5)      Income Taxes

The provision (benefit) for income taxes for the periods ended December 31, 2004, and 2003, was as follows (using a 34 percent effective Federal income tax rate):

                                                     2004         2003
                                                  ---------    ---------
       Current Tax Provision:
          Federal-
            Taxable income                        $    --      $    --
                                                  ---------    ---------
               Total current tax provision        $    --      $    --
                                                  =========    =========
       Deferred Tax Provision:
           Federal-
             Loss carryforwards                      29,050        1,455
             Change in valuation allowance          (29,050)      (1,455)
                                                  ---------    ---------
                Total deferred tax provision      $    --      $    --
                                                  =========    =========

The Company had deferred income tax assets as of December 31, 2004, as follows:
                                                     2004
                                                  ---------

             Loss carryforwards                   $ 194,400
             Less - Valuation allowance            (194,400)
                                                  ---------

                Total net deferred tax assets     $    --
                                                  =========

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)

As of December 31, 2004, the Company had net operating loss carryforwards for income tax reporting purposes of approximately $571,800 that may be offset against future taxable income. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements for the realization of loss carryforwards, as the Company believes there is high probability that the carryforwards will not be utilized in the foreseeable future. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

(6)      Related Party Transactions

Mark Poulsen & Associates Pty. Ltd. is an Australian private entity and stockholder of the Company. It is wholly owned by Mark A. Poulsen, President and Chief Executive Officer of the Company. As of December 31, 2004, the Company was owed $1,605 by this entity.

Kamaneal Investments Pty. Ltd. is an Australian private company and stockholder of the Company owned by Mark A. Poulsen, President and Chief Executive Officer of the Company, and Karen Poulsen, his wife. The purpose of this company is to hold investments for Mr. and Mrs. Poulsen. As of December 31, 2004, the Company owed $827 to this entity for advances.

As of December 31, 2004, the Company owed $381 to Mark A. and Karen Poulsen for expenses incurred on behalf of the Company. Mr. Poulsen is the President and Chief Executive Officer of the Company.

Donald Howell Wilde, a former note holder and current stockholder of the Company (see Note 3), is the father of Linda Wilde, also a former note holder and current stockholder of the Company. In addition, Mr. Wilde is the father of Laraine Richardson, a principal in the Company of L.R. Global Marketing Pty. Ltd., which entity entered into a License Agreement with the Company on August 24, 2004 (see Note 8). Mr. Wilde also assisted the Company with the private placement of the Notes by marketing the placement, and was responsible for the subscription agreements of several note holders. Mr. Wilde's services were valued at $20,000. The liability to Mr. Wilde was satisfied by the transfer of 40,000 shares of common stock of FFBI directly to him from the shares received from the Exchange Agreement by Mark A. Poulsen, President and Chief Executive Officer of the Company, at a value of $.50 per share. FFBI credited paid-in capital for the value of the accrued liability satisfied by Mr. Poulsen.

As described in Note 3, the Company completed a private placement of Notes to thirty individuals and entities with proceeds amounting to $365,000, and subsequently converted the Notes to 870,000 shares of common stock of FFBI. Of the thirty individuals and entities that subscribed to the private placement

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)

offering of Notes, twelve parties are considered both account executives (part of the independent marketing group of the Company) and independent Herbalife distributors, and six of the parties are only independent Herbalife distributors. Mark A. Poulsen, President and Chief Executive Officer of the Company, is also an independent Herbalife distributor.

 (7)     Recent Accounting Pronouncements

In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51 ("FIN 46"). The FASB issued a revised FIN 46 in December 2003, which modified and clarified various aspects of the original interpretations. A Variable Interest Entity ("VIE") is created when (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties or (ii) equity holders either (a) lack direct or indirect ability to make decisions about the entity, (b) are not obligated to absorb expected losses of the entity or (c) do not have the right to receive expected residual returns of the entity if they occur. If an entity is deemed to be a VIE, pursuant to FIN 46, an enterprise that absorbs a majority of the expected losses of the VIE is considered the primary beneficiary and must consolidate the VIE. For VIE's created before January 31, 2003, FIN 46 was deferred to the end of the first interim or annual period ending after March 15, 2004. The adoption of FIN 46 did not have a material impact on the financial position or results of operations of the Company.

In May 2003, the FASB issued Statement of Financial Accounting Standard No. 150, Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity, ("SFAS 150"). This standard requires issuers to classify as liabilities the following three types of freestanding financial instruments:
(1) mandatory redeemable financial instruments, (2) obligations to repurchase the issuer's equity shares by transferring assets; and (3) certain obligations to issue a variable number of shares. The adoption of SFAS 150 did not have a material impact on the financial position or results of operations of the Company.

In December 2003, the SEC issued Staff Accounting Bulletin No. 104 ("SAB 104"), Revenue Recognition, which supersedes SAB 101, Revenue Recognition in Financial Statements. SAB 104's primary purpose is to rescind the accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21. The Company adopted the provisions of SAB 104, and it did not have a material impact on the financial position or results of operations of the Company.

(8)      License Agreement

On August 24, 2004, the Company entered into a non-assignable license agreement (the "License Agreement) with L.R. Global Marketing Pty. Ltd. ("L.R. Global"). Pursuant to the License Agreement, L.R. Global has the right or license, for a period of ten years, to use of the Company's logo, management information system, and other material. L.R. Global will assist in identifying new clients

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)

for the Company, and recruiting account executive and customer service representatives. Under the terms of the License Agreement, L.R. Global was obligated to pay the Company $500,000 on or before December 31, 2004, for the grant of the license. As of December 31, 2004, L.R. Global had only paid $117,750 toward the fee for the license, and was in default under the License Agreement. On January 14, 2005, the Company and L.R. Global entered into an extension agreement whereby the terms of the License Agreement for payment of the remaining amount of the $500,000 license fee were extended to May 31, 2005. The Company recognized $11,363 of income related to the License Agreement in the accompanying statement of operations and comprehensive (loss) for the period ended December 31, 2004.

(9)      Commitments and Contingencies

For each fiscal year since inception, the Company has recognized as compensation expense the ongoing contribution of time and effort of six individuals, two of which, currently serve as officers of the Company. Such individuals have provided their time and effort without formal compensation by the Company which in certain instances dates back to 1998. For the period ended December 31, 2003, the Company recorded compensation expense amounting to $31,300. Through September 14, 2004, the total liability for employee compensation amounted to $220,000. This obligation was satisfied by the transfer of 440,000 shares of common stock of FFBI directly to the individuals from the shares received from the Exchange Agreement by Mark A. Poulsen, President and Chief Executive Officer of the Company, at a value of $.50 per share. FFBI credited paid-in capital for the value of the accrued compensation satisfied by Mr. Poulsen.

On September 21, 2004, the Company entered into a contract with Insource Pty. Ltd. for software services pertaining to the development of certain computerized systems for customer service, administration, and information reporting purposes. The contract price for the software development services amounted to approximately $30,500.

The following transactions were dated November 29, 2004, or as otherwise indicated:

The Company entered into an employment agreement with Mark A. Poulsen to serve as its President and Chief Executive Officer. Under the terms of the agreement, Mr. Poulsen will be compensated at the annual rate of approximately $291,125 for services to FFBI. He will also be paid 5 percent of the value of each country or geographic-area license sold. In addition, on December 1, 2004, the Board of Directors of FFBI awarded a bonus of approximately $388,250 to be paid to Mr. Poulsen within 30 days after the listing of the common stock of FFBI on the over-the-counter bulletin board of the NASD.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)

The Company entered into an employment agreement with Prins Ralston to serve as its Senior Vice President and Chief Operating Officer. Under the terms of the agreement, Mr. Ralston will be compensated at the annual rate of approximately $132,000, plus benefits and bonus. In addition, Mr. Ralston will be granted options to purchase 30,000 shares of common stock of FFBI under an option plan, when and if established. The Company will also be obligated to pay a recruiting fee for the placement of Mr. Ralston to Hudson Global Resources amounting to approximately $21,100.

The Company entered into an employment agreement with Anthony F. Head to serve as its Senior Vice President of Sales. Mr. Head is also a Director of the Company. Under the terms of the agreement, Mr. Head will be compensated at the annual rate of approximately $77,600, plus benefits and bonus. He will also be paid 5 percent of the value of each country or geographic-area license sold.

The Company entered into an employment agreement with Sandra Wendt to serve as its Vice President and Chief Financial Officer. Under the terms of the agreement, Ms. Wendt will be compensated at the annual rate of approximately $42,700, plus benefits and bonus.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          INDEX TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, AND 2003




Report of Independent Auditors..............................................F-21

Financial Statements-

   Balance Sheets as of September 30, 2004, and 2003........................F-22

   Statements of Operations and Comprehensive (Loss) for the Years
     Ended September 30, 2004, and 2003, and Cumulative from Inception .....F-23

   Statements of Stockholders' Equity for the Periods from
     Inception through September 30, 2004...................................F-24

   Statements of Cash Flows for the Years
     Ended September 30, 2004, and 2003, and Cumulative from Inception .....F-25

   Notes to Financial Statements for the Years
     Ended September 30, 2004, and 2003 ....................................F-27

                         REPORT OF INDEPENDENT AUDITORS




To the  Stockholders  and Board of Directors of Fit For Business  International,
Inc.:

We have audited the accompanying balance sheets of Fit For Business International, Inc., a Nevada corporation in the development stage, as of September 30, 2004, and 2003, and the related statements of operations and comprehensive (loss), stockholders' equity, and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fit For Business International, Inc. as of September 30, 2004, and 2003, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, is conducting its capital formation activities, has incurred operating losses since inception, and its working capital is insufficient to meet planned business objectives. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,
February 17, 2005.


                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            BALANCE SHEETS (NOTE 2)
                        AS OF SEPTEMBER, 2004, AND 2003

                                     ASSETS
                                     ------
                                                                            2004          2003
                                                                          ---------    ---------
Current Assets:
    Cash and cash equivalent                                              $ 174,919    $      55
    Accounts Receivable-
       License fee                                                          429,570
       Other                                                                    730        1,541
    Inventory                                                                 2,863         --
                                                                          ---------    ---------
       Total current assets                                                 608,082        1,596
                                                                          ---------    ---------
Property and Equipment:
    Office and computer equipment                                               214         --
    Web site development costs                                                4,659        4,404
                                                                          ---------    ---------
                                                                              4,873        4,404
    Less - Accumulated depreciation and amortization                         (3,559)      (1,835)
                                                                          ---------    ---------
                                                                              1,314        2,569
    Software development in progress                                          6,516         --
                                                                          ---------    ---------
       Net property and equipment                                             7,830        2,569
                                                                          ---------    ---------
Other Assets:
    Trademark                                                                   215          203
    Less - Accumulated amortization                                            (109)         (82)
    Deferred offering costs                                                  53,100         --
                                                                          ---------    ---------
       Total other assets                                                    53,206          121
                                                                          ---------    ---------
Total Assets                                                              $ 669,118    $   4,286
                                                                          =========    =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current Liabilities:
    Checks in excess of bank balance                                      $    --      $   1,327
    Accounts payable - trade                                                  2,437         --
    Accrued liabilities                                                      41,296         --
    Accrued compensation                                                       --        166,395
    Loans from related parties                                               59,595      149,433
    Deferred revenue - License fee                                          449,975         --
                                                                          ---------    ---------
       Total current liabilities                                            553,303      317,155
                                                                          ---------    ---------
       Total liabilities                                                    553,303      317,155
                                                                          ---------    ---------

Commitments and Contingencies

Stockholders' Equity:
    Preferred stock, par value $.001 per share; 10,000,000 shares
       authorized; 1,000,000 shares issued and outstanding in 2004            1,000         --
    Common stock, par value $.001, 100,000,000 shares
       authorized; 20,870,000 shares issued and outstanding in 2004          20,870         --
    Capital stock, 81 shares authorized, issued and outstanding in 2003        --             50
    Additional paid-in capital                                              603,327         --
    Accumulated other comprehensive (loss)                                  (23,045)     (32,765)
    (Deficit) accumulated during the development stage                     (486,337)    (280,154)
                                                                          ---------    ---------
       Total stockholders' equity                                           115,815     (312,869)
                                                                          ---------    ---------
Total Liabilities and Stockholders' Equity                                $ 669,118    $   4,286
                                                                          =========    =========

                 The accompanying notes to financial statements
                   are an integral part of this balance sheet.


                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
           STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) (NOTE 2)
                FOR THE YEARS ENDED SEPTEMBER 30, 2004, AND 2003,
                AND CUMULATIVE FROM INCEPTION (DECEMBER 14, 1998)
                           THROUGH SEPTEMBER 30, 2004

                                                                                    Cumulative
                                                                                       From
                                                         2004           2003        Inception
                                                     -----------    -----------    -----------
Revenues:
   Revenues                                          $     6,620    $       247    $    10,176
                                                     -----------    -----------    -----------
        Total revenues                                     6,620            247         10,176
                                                     -----------    -----------    -----------
Cost of Goods Sold:
   Cost of goods sold                                        741             73          4,460
                                                     -----------    -----------    -----------
Gross Profit (Loss)                                        5,879            174          5,716
                                                     -----------    -----------    -----------
Expenses:
   General and administrative                            199,364         14,719        479,355
                                                     -----------    -----------    -----------
         Total general and administrative expenses       199,364         14,719        479,355
                                                     -----------    -----------    -----------
(Loss) from Operations                                  (193,485)       (14,545)      (473,639)
                                                     -----------    -----------    -----------
Other Income (Expense)                                   (12,698)          --          (12,698)
Provision for income taxes                                  --             --             --
                                                     -----------    -----------    -----------
Net (Loss)                                           $  (206,183)   $   (14,545)   $  (486,337)
                                                     -----------    -----------    -----------
Comprehensive (Loss):
   Australian currency translation                         9,720        (23,114)       (23,045)
                                                     -----------    -----------    -----------
Total Comprehensive (Loss)                           $  (196,463)   $   (37,659)   $  (509,382)
                                                     ===========    ===========    ===========
(Loss) Per Common Share:
     (Loss) per common share - Basic and Diluted     $    (0.026)   $   (179.57)
                                                     ===========    ===========
Weighted Average Number of Common Shares
   Outstanding - Basic and Diluted                     7,831,739             81
                                                     ===========    ===========




                 The accompanying notes to financial statements
                   are an integral part of this balance sheet.


                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   STATEMENTS OF STOCKHOLDERS' EQUITY (NOTE 2)
               FOR THE PERIODS FROM INCEPTION (DECEMBER 14, 1998)
                           THROUGH SEPTEMBER 30, 2004



                                                  Preferred Stock             Common stock         (Aus) Capital Stock
                                              -----------------------   -----------------------   -----------------------
                                                Shares       Amount       Shares       Amount       Shares        Amount
                                              ----------   ----------   ----------   ----------   ----------    ----------

Balance - December 14, 1998                         --     $     --           --     $     --           --      $     --
Issuance of capital stock for cash                  --           --           --           --             81            50
Australian currency translation                     --           --           --           --           --            --
Net (loss) for the period                           --           --           --           --           --            --
                                              ----------   ----------   ----------   ----------   ----------    ----------
Balance - June 30, 1999                             --           --           --           --             81            50
Australian currency translation                     --           --           --           --           --            --
Net (loss) for the period                           --           --           --           --           --            --
                                              ----------   ----------   ----------   ----------   ----------    ----------
Balance - June 30, 2000                             --           --           --           --             81            50
Australian currency translation                     --           --           --           --           --            --
Net (loss) for the period                           --           --           --           --           --            --
                                              ----------   ----------   ----------   ----------   ----------    ----------
Balance - June 30, 2001                             --           --           --           --             81            50
Australian currency translation                     --           --           --           --           --            --
Net (loss) for the period                           --           --           --           --           --            --
                                              ----------   ----------   ----------   ----------   ----------    ----------
Balance - June 30, 2002                             --           --           --           --             81            50
Australian currency translation                     --           --           --           --           --            --
Net (loss) for the period                           --           --           --           --           --            --
                                              ----------   ----------   ----------   ----------   ----------    ----------
Balance - June 30, 2003                             --           --           --           --             81            50
Australian currency translation                     --           --           --           --           --            --
Net (loss) for the period                           --           --           --           --           --            --
                                              ----------   ----------   ----------   ----------   ----------    ----------
Balance - September 30, 2003                        --           --           --           --             81            50
Australian currency translation                     --           --           --           --           --            --
Net (loss) for the period                           --           --           --           --           --            --
                                              ----------   ----------   ----------   ----------   ----------    ----------
Balance - June 30, 2004                             --           --           --           --             81            50
Preferred and common stock issued for
   deemed reverse merger with FFB Australia    1,000,000        1,000   15,000,000       15,000          (81)          (50)
Recapitalization of FFBI common stock               --           --      5,000,000        5,000         --            --
Stock options issued for cash                       --           --           --           --           --            --
Employee compensation paid by issued shares         --           --           --           --           --            --
Advance to Company paid by issued shares            --           --           --           --           --           7,500
Consulting services paid by issued shares           --           --           --           --           --            --
Promissory notes coverted to common stock           --           --        870,000          870         --            --
Australian currency translation                     --           --           --           --           --            --
Net (loss) for the period                           --           --           --           --           --            --
                                              ----------   ----------   ----------   ----------   ----------    ----------
Balance - September 30, 2004                   1,000,000   $    1,000   20,870,000   $   20,870         --      $     --
                                              ==========   ==========   ==========   ==========   ==========    ==========

                                                                           (Deficit)
                                                           Accumulated   Accumulated
                                              Additional      Other       During the
                                                Paid-in   Comprehensive  Development
                                                Capital      (Loss)         Stage       Totals
                                              ----------   ----------    ----------   ----------

Balance - December 14, 1998                   $     --     $     --      $     --     $     --
Issuance of capital stock for cash                  --           --            --             50
Australian currency translation                     --            317          --            317
Net (loss) for the period                           --           --         (17,408)     (17,408)
                                              ----------   ----------    ----------   ----------
Balance - June 30, 1999                             --            317       (17,408)     (17,041)
Australian currency translation                     --         (5,540)         --         (5,540)
Net (loss) for the period                           --           --        (134,603)    (134,603)
                                              ----------   ----------    ----------   ----------
Balance - June 30, 2000                             --         (5,223)     (152,011)    (157,184)
Australian currency translation                     --        (17,493)         --        (17,493)
Net (loss) for the period                           --           --         (48,816)     (48,816)
                                              ----------   ----------    ----------   ----------
Balance - June 30, 2001                             --        (22,716)     (200,827)    (223,493)
Australian currency translation                     --         34,298          --         34,298
Net (loss) for the period                           --           --         (39,919)     (39,919)
                                              ----------   ----------    ----------   ----------
Balance - June 30, 2002                             --         11,582      (240,746)    (229,114)
Australian currency translation                     --        (45,564)         --        (45,564)
Net (loss) for the period                           --           --         (24,196)     (24,196)
                                              ----------   ----------    ----------   ----------
Balance - June 30, 2003                             --        (33,982)     (264,942)    (298,874)
Australian currency translation                     --          1,217          --          1,217
Net (loss) for the period                           --           --         (15,212)     (15,212)
                                              ----------   ----------    ----------   ----------
Balance - September 30, 2003                        --        (32,765)     (280,154)    (312,869)
Australian currency translation                     --         (7,205)         --         (7,205)
Net (loss) for the period                           --           --        (115,925)    (115,925)
                                              ----------   ----------    ----------   ----------
Balance - June 30, 2004                             --        (39,970)     (396,079)    (435,999)
Preferred and common stock issued for
   deemed reverse merger with FFB Australia      (15,950)        --            --           --
Recapitalization of FFBI common stock            (15,000)        --            --        (10,000)
Stock options issued for cash                     10,000         --            --         10,000
Employee compensation paid by issued shares      220,000         --            --        220,000
Advance to Company paid by issued shares            --           --           7,500
Consulting services paid by issued shares         20,000         --            --         20,000
Promissory notes coverted to common stock        376,777         --            --        377,647
Australian currency translation                     --         16,925          --         16,925
Net (loss) for the period                           --           --         (90,258)     (90,258)
                                              ----------   ----------    ----------   ----------
Balance - September 30, 2004                  $  603,327   $  (23,045)   $ (486,337)  $  115,815
                                              ==========   ==========    ==========   ==========


                 The accompanying notes to financial statements
                   are an integral part of this balance sheet.


                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENTS OF CASH FLOWS (NOTE 2)
              FOR THE YEARS ENDED SEPTEMBER 30, 2004, AND 2003, AND
                  CUMULATIVE FROM INCEPTION (DECEMBER 14, 1998)
                           THROUGH SEPTEMBER 30, 2004

                                                                                        Cumulative
                                                                                          From
                                                                 2004         2003      Inception
                                                              ---------    ---------    ---------
Operating Activities:
   Net (loss)                                                 $(206,183)   $ (14,545)   $(486,337)
   Adjustments to reconcile net (loss) to net cash provided
     by (used in) operating activities:
      Depreciation and amortization                               1,631        1,346        3,668
      Write-off of deferred offering costs                       77,000         --         77,000
      Employee compensation paid by issued shares                53,605       40,484      220,000
      Net foreign exchange (gain) realized                       (1,895)     (30,223)      (4,594)
      Consulting services paid by issued shares                  20,000         --         20,000
         Changes in net assets and liabilities-
           Accounts receivable                                   71,241         (831)      71,241
           Inventory                                             (2,863)        --         (2,863)
           Accounts payable - trade                               2,437       (4,030)       2,437
           Other accrued liabilities                              8,770         --          8,770
           Deferred revenue                                      (4,570)        --         (4,570)
                                                              ---------    ---------    ---------

Net Cash Provided by (Used in) Operating Activities              19,173       (7,799)     (95,248)
                                                              ---------    ---------    ---------
Investing Activities:
   Purchases of property and equipment                             (214)        --           (214)
   Payment for Australian trademark                                --           --           (199)
   Expenditures for web site development costs                     --         (3,664)      (4,404)
   Expenditures for software development in progress             (6,516)        --         (6,516)
                                                              ---------    ---------    ---------
Net Cash (Used in) Investing Activities                          (6,730)      (3,664)     (11,333)
                                                              ---------    ---------    ---------
Financing Activities:
   Proceeds from the issuance of convertible notes              365,000         --        365,000
   Checks in excess of bank balance                              (1,327)       1,327         --
   Stock options issued for cash                                 10,000         --         10,000
   Net (payments to) loans from related parties                 (90,872)      33,234       59,595
   Payment of deferred offering costs                          (130,100)        --       (130,100)
   Proceeds from the issuance of capital stock                     --           --             50
                                                              ---------    ---------    ---------
Net Cash Provided by Financing Activities                       152,701       34,561      304,545
                                                              ---------    ---------    ---------
Effect of Exchange Rate Changes on Cash                           9,720      (23,114)     (23,045)
                                                              ---------    ---------    ---------
Net Increase (Decrease) in Cash                                 174,864          (16)     174,919
Cash - Beginning of Period                                           55           71         --
                                                              ---------    ---------    ---------
Cash - End of Period                                          $ 174,919    $      55    $ 174,919
                                                              =========    =========    =========


                 The accompanying notes to financial statements
                   are an integral part of this balance sheet.

                                      F-25

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENTS OF CASH FLOWS (NOTE 2)
              FOR THE YEARS ENDED SEPTEMBER 30, 2004, AND 2003, AND
                  CUMULATIVE FROM INCEPTION (DECEMBER 14, 1998)
                     THROUGH SEPTEMBER 30, 2004 (CONTINUED)

Supplemental Disclosure of Cash Flow Information:
   Cash paid during the period for:
      Interest                                                $    --      $    --      $    --
                                                              =========    =========    =========
      Income taxes                                            $    --      $    --      $    --
                                                              =========    =========    =========

Supplemental Information of Noncash Investing and Financing Activities:

     On September 14, 2004, the Company entered into an Exchange Agreement with FFB Australia whereby FFBI acquired all of the issued and outstanding capital stock of FFB Australia (81 shares) in exchange for 15,000,000 shares of common stock and 1,000,000 shares of preferred stock of the Company. As a result of the Exchange Agreement, the stockholders of FFB Australia control FFBI, and FFB Australia has been deemed to have effected a reverse merger for financial reporting purposes. The deemed reverse merger has been recorded as a recapitalization of the Company, with the net assets of FFBI and FFB Australia brought forward at their historical bases.

     On September 20, 2004, the Company issued 420,000 shares of common stock with value of $140,000 in connection with the conversion of certain Notes and accrued interest.

     On September 29, 2004, the Company issued 450,000 shares of common stock with a value of $225,000 in connection with the conversion of the remainder of the Notes and accrued interest.

     On September 14, 2004, accrued employee compensation of $220,000 was satisfied with the issuance 440,000 shares of common stock provided personnally by an officer and director of the Company.

     On September 14, 2004, an advance to the Company of $7,500 by a former director was satisfied with the issuance of 15,000 shares of common stock provided personally by an officer and director of the Company.

     On September 14, 2004, accrued consulting services of $20,000 was satisfied with the issuance of 40,000 shares of common stock provided personally by an officer and director of the Company.



                 The accompanying notes to financial statements
                   are an integral part of this balance sheet.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


(1)      Summary of Significant Accounting Policies

   Basis of Presentation and Organization

Fit For Business International, Inc. ("FFBI" or the "Company") is a Nevada corporation in the development stage of providing products and services for: (i) corporate wellness programs which address business productivity, stress and absenteeism issues; (ii) living well programs directed primarily, but not exclusively, to individuals over 45 years of age; and, (iii) nutritional supplements manufactured and supplied by Herbalife International Inc. ("Herbalife"). The accompanying financial statements of FFBI were prepared from the accounts of the Company under the accrual basis of accounting in United States dollars. In addition, the accompanying financial statements reflect the completion of a deemed reverse merger between FFBI and Fit For Business (Australia) Pty Limited ("FFB Australia"), which was effected on September 14, 2004.

Prior to the completion of the deemed reverse merger, FFBI was a dormant corporation with no assets or operations (essentially since its organization on May 30, 2001, and incorporation on July 31, 2001). The Company was originally incorporated under the name of Elli Tsab, Inc. On April 7, 2004, the name of the Company was changed to Patient Data Corporation. On January 13, 2005, the name of the Company was again changed to Fit For Business International, Inc. in order to better reflect the current business plan.

FFB Australia was organized as an Australian private company on December 14, 1998, and subsequently began certain marketing studies and corporate awareness programs to obtain customers for its products and services. In October 2003, FFB Australia initiated a capital formation activity through the private placement of certain convertible promissory notes which provided, through September 14, 2004, proceeds of $365,000. Subsequent to the completion of the deemed reverse merger, the liability associated with the convertible promissory notes was assumed by the Company. Thereafter, all of the promissory notes were converted into shares of common stock of FFBI.

In addition, in November 2003, FFB Australia commenced a capital formation activity to effect a deemed reverse merger with a corporation validly organized in the United States for the purpose of completing a Registration Statement on Form SB-2 with the Securities and Exchange Commission ("SEC"), and raising capital from the issuance of common stock in the public markets of up to $4.5 million. The initial capital formation activity through a deemed reverse merger and the issuance of common stock was unsuccessful. Subsequently, FFB Australia completed a deemed reverse merger with the Company, and FFBI is currently undertaking a second capital formation activity of the same type.

Prior to September 14, 2004, FFB Australia, aside from the capital formation and marketing activities described above, incurred other development stage operating costs and expenses related to its organization as an entity, receipt of a

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


trademark in Australia for the name and related logo of Fit For Business, formation of a management team, accounting and tax preparation fees, consulting fees, travel, and other general and administrative expenses. For additional information relating to the development stage activities of the Company, see
Note 2.

Given that FFB Australia is considered to have acquired FFBI by a deemed reverse merger through an Exchange Agreement (see Note 4), and its stockholders currently have voting control of FFBI, the accompanying financial statements and related disclosures in the notes to financial statements present the financial position as of September 30, 2004, and 2003, and the operations for the periods then ended, and from the period from the inception date (December 14, 1998) through September 30, 2004, of FFB Australia under the name of FFBI. The deemed reverse merger has been recorded as a recapitalization of the Company, with the net assets of FFB Australia and FFBI brought forward at their historical bases. The costs associated with the reverse merger have been expensed as incurred.

   Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

   Revenue Recognition

The Company is in the development stage and has yet to realize significant revenues from planned operations. However, the Company is in the business of providing products and services for corporate and living well programs, as well as from the sale of nutritional products manufactured and supplied by Herbalife. After the commencement of planned operations, revenues will be realized from such products and services at the time of completion of each transaction or related contract service. Revenues will also be realized from licensing activities related to various countries and geographic regions, which entitle licensees to recruit representatives for the Company, and market and promote its products and services over the term and under the conditions of each specific license.

   Internal Web Site Development Costs

Under Emerging Issues Taskforce Statement 00-2, Accounting for Web Site Development Costs ("EITF 00-2"), costs and expenses incurred during the planning and operating stages of the Company's web site are expensed as incurred. Under EITF 00-2, costs incurred in the web site application and infrastructure development stages are capitalized by the Company and amortized to expense over the web site's estimated useful life or period of benefit. As of September 30, 2004, and 2003, FFBI had capitalized $4,659 and $4,404, respectively, related to its web site development.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


   Costs of Computer Software Developed or Obtained for Internal Use

Under Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"), the Company capitalizes external direct costs of materials and services consumed in developing or obtained internal-use computer software; payroll and payroll-related costs for employees who are directly associated with and who devote time to the internal-use computer software project; and, interest costs related to loans incurred for the development of internal-use software. As of September 30, 2004, and 2003, the Company had capitalized $6,516 and $0, respectively, for projects related to the development of internal-use software.

   Costs of Computer Software to be Sold or Otherwise Marketed

Under Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed ("SFAS 86"), the Company capitalizes costs associated with the development of certain training software products held for sale when technological feasibility is established. Capitalized computer software costs of products held for sale are amortized over the useful life of the products from the software release date. As of September 30, 2004, and 2003, the Company had not undertaken any projects related to the development of software products held for sale or to be otherwise marketed.

   Trademark

The Company obtained a trademark from the government of Australia effective October 15, 1999. The trademark covers the name "Fit For Business" and the logo of the Company. The cost of obtaining the trademark has been capitalized by the Company, and is being amortized over a period of ten years.

   Advertising Costs

Advertising costs are charged to operations when incurred, except for television or magazine advertisements, which are charged to expense when the advertising first takes place. For the years ended September 30, 2004, and 2003, advertising expense amounted to $11,616 and $458, respectively.

   Property and Equipment

The components of property and equipment are stated at cost. Property and equipment costs are depreciated or amortized for financial reporting purposes over the useful lives of the related assets by the straight-line method. Useful

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


lives utilized by the Company for calculating depreciation or amortization are as follows:

               Computer and office equipment               5 years
               Internal web site development costs         3 years

Upon disposition of an asset, its cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is recognized.

   Impairment of Long-Lived Assets

Under Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("SFAS 121"), the Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

   Loss Per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

   Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated (see Note 4).

   Comprehensive Income (Loss)

The Company presents comprehensive income (loss) in accordance with Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS 130"). SFAS 130 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the financial statements. For the periods ended September 30, 2004, and 2003, the only components of comprehensive income (loss) were the net (loss) for the periods, and the foreign currency translation adjustments.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


   Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon potential likelihood of realizing the deferred tax asset and taking into consideration the Company's financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

   Foreign Currency Translation

The Company accounts for foreign currency translation pursuant to SFAS No. 52, Foreign Currency Translation ("SFAS 52"). The Company's functional currency is the Australian dollar. All assets and liabilities are translated into United States dollars using the current exchange rate at the end of each fiscal year. Revenues and expenses are translated using the average exchange rates prevailing throughout the year. Translation adjustments are included in other comprehensive income (loss) for the period. Certain transactions of the Company are denominated in United States dollars. Translation gains or losses related to such transactions are recognized for each reporting period in the related statement of operations and comprehensive income (loss).

   Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of September 30, 2004, and 2003, the Company did not have any financial instruments requiring the estimate of fair value.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


   Stock-Based Compensation

The Company uses the fair value method to account for non-employee stock-based compensation in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, and FASB Emerging Issues Task Force, or EITF, Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Under the fair value method, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

   Concentrations of Risk

The Company has adopted SFAS No. 105, Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk ("SFAS 105"). Under SFAS 105, the Company is required to disclose any significant off-balance sheet risks and credit risk concentrations.

As of September 30, 2004, and 2003, the Company had a material off-balance sheet risk with regards to its dependence upon Herbalife as its sole source of supply for the purchase of nutritional supplements related to its planned wellness programs.

   Fiscal Year End of the Company

The fiscal year end of the Company is June 30 of each year.

   Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of September 30, 2004, and 2003, and expenses for the periods then ended. Actual results could differ from those estimates made by management.

(2)      Development Stage Activities and Going Concern

The Company is in the development stage of providing products and services for corporate business wellness programs; living well programs directed primarily, but not exclusively, to individuals over 45 years of age; and, nutritional supplements manufactured and supplied by Herbalife. As of September 30, 2004,

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


and subsequent thereto, FFBI had completed organization and reverse merger transactions, initial marketing and corporate awareness programs designed to obtain customers for its products and services, the receipt of a trademark in Australia for the name "Fit For Business", formation of a management team, and other activities related to capital formation and initial operations. Management of the Company is pursuing various sources of equity financing, and plans to raise approximately $4.5 million through a best efforts self-underwritten public offering of its common stock. The public offering and sale of common stock by officers and directors of the Company will be conducted subsequent to the filing and approval of a Registration Statement on Form SB-2 with the SEC. The proceeds from the public offering will be used by the Company for the development and production of multi-media training programs, marketing and promotional literature and programs, web site enhancement, purchase of inventory, customer call center and computer hardware and software programs to be used to aid the Company's customer service representatives, and working capital required to hire additional staff and provide for an expected increase in operations.

While management of the Company believes that the Company will be successful in its capital formation and operating activities, there can be no assurance that the Company will be able to raise $4.5 million in equity capital through its planned filing with the SEC and related activities, or be successful in the sale of its products and services that will generate sufficient revenues to sustain the operations of the Company.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. The Company has incurred operating losses since inception, and the working capital of the Company is insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)      Convertible Debt

In November 2003, FFBI began a capital formation activity through the private placement of up to 200 unsecured convertible promissory notes (the "Note" or "Notes"). Under the terms of the private placement subscription agreement, the minimum unit participation was one unit per Note valued at $5,000. Multiple units could be acquired under the terms of a single Note. The Notes issued for the units stated a maturity date of November 30, 2004, and provided for an interest rate of ten percent (10%) per annum, payable upon redemption. None of the Notes was issued to officers, directors, or employees of FFBI.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


The Notes were convertible into 10,000 shares of common stock per unit at any time prior to maturity at the option of the note holder, or, if called by FFBI, then automatically in the event of a public offering of shares. No value was associated with the conversion feature of the Notes. FFBI structured an incentive program with the first eleven subscribers to the private placement for the Notes, and provided an additional 1/2 unit of value for each unit subscribed. As such, as of September 14, 2004, FFBI had received and recorded proceeds of $365,000 under the private placement in exchange for the Notes with 87 units for the calculation of conversion into common stock (870,000 shares of common stock), and accrued interest in the amount of $12,646. The liability for the Notes was assumed by the Company as a result of the Exchange Agreement.

On September 20, 2004, the Company, pursuant to a planned public offering of its common stock, called and converted Notes with a unit value of 42 units into 420,000 shares of common stock. The transaction was valued at $0.33 per share of common stock for a total of $140,000. Further, on September 29, 2004, the remaining Notes with a unit value of 45 units were called and converted by the Company into 450,000 shares of common stock. The transaction was valued at $0.50 per share of common stock for a total of $225,000. The value of the conversion transactions in excess of the par value of the common stock issued, including accrued interest, has been presented as additional paid-in capital in the accompanying statement of stockholders' equity for the period ended September 30, 2004.

(4)      Common Stock Transactions and Capital Formation

   Issuance of Common Stock

On May 30, 2001, the Company issued 5,000,000 shares of its common stock to former officers and directors of the Company for services rendered. The value of the services rendered was $5,000.

   Stock Option Agreement

On July 25, 2004, the Company issued 2,000,000 options to Fort Street Equity, Inc. (see below) to purchase the same number of shares of its common stock for $10,000 in cash. The option period is through December 31, 2005. The exercise price of the options is the higher of $0.50 per share or the average trading price of the Company's common stock over the preceding ten business days prior to exercise of the options, less a discount of 40 percent.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


   Stock Exchange Agreement

On September 14, 2004, the Company entered into a Share Exchange Agreement (the "Exchange Agreement") with FFB Australia, whereby FFBI acquired all of the issued and outstanding capital stock of FFB Australia (81 shares) in exchange for 15,000,000 shares of common stock and 1,000,000 shares of preferred stock of the Company. Both the common stock and preferred stock of FFBI have a par value of $.001. The shares of preferred stock are non-participating, but each share is entitled to fifty (50) votes in a general meeting of the stockholders. As a result of the Exchange Agreement, the stockholders of FFB Australia control FFBI, and FFB Australia has been deemed to have effected a reverse merger for financial reporting purposes as of the date of the Exchange Agreement. The deemed reverse merger has been recorded as a recapitalization of the Company, with the net assets of FFBI and FFB Australia brought forward at their historical bases.

   Conversion of Notes

On September 20, 2004, the Company issued 420,000 shares of its common stock with a value of $140,000 in connection with the conversion of certain Notes and accrued interest (see Note 3).

On September 29, 2004, the Company issued 450,000 shares of its common stock with a value of $225,000 in connection with the conversion of the remainder of the Notes and accrued interest (see Note 3).

   Other Transactions

From the common stock issued to Mark A. Poulsen, President and Chief Executive Officer of the Company, under the Exchange Agreement, L.R. Global received 500,000 shares of common stock (see Note 8). Mr. Poulsen also issued shares of common stock that he received from the Exchange Agreement to satisfy the liabilities of the Company assumed by FFBI related to the compensation of six individuals (see Note 9). FFBI recognized the satisfaction of such liabilities by Mr. Poulsen as additional paid-in capital.

The Company also owed Wayne Hoskin, a former director of the Company, the amount of $7,500 as of September 14, 2004. The obligation resulted from a loan made to the Company. Mr. Hoskin agreed to accept 15,000 shares of common stock of FFBI in full satisfaction of this obligation. From the common stock issued to Mark A. Poulsen, President and Chief Executive Officer of the Company, under the Exchange Agreement, Mr. Hoskin received 15,000 shares of common stock valued at $7,500. FFBI recognized the satisfaction of this liability by Mr. Poulsen as additional paid-in capital.

The Company also owed Donald Howell Wilde, a former note holder and current stockholder of the Company, the amount of $20,000 for services rendered related to the private placement of Notes (see Note 3). From the common stock issued to

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


Mark A. Poulsen, President and Chief Executive Officer of the Company, under the Exchange Agreement, on September 14, 2004, Mr. Wilde received 40,000 shares of common stock valued at $20,000. FFBI recognized the satisfaction of this liability by Mr. Poulsen as additional paid-in capital.

   Capital Formation Activity

On November 10, 2003, FFBI entered into an agreement with Fort Street Equity, Inc. ("Fort Street"), a Cayman Islands company, whereby Fort Street would assist FFBI with the following: (i) the identification of a corporation validly organized in the United States with which the Company could realize a deemed reverse merger; and (ii) the completion and filing of a Registration Statement on Form SB-2 with the SEC for the purpose of raising capital from the issuance of common stock in the public markets of up to $4.5 million.

FFBI paid Fort Street two deposits against fees and costs amounting to $130,100. The initial capital formation activity conducted by FFBI and Fort Street was not successful due to the fact that the organization and completion of a deemed reverse merger with a validly organized corporation in the United States could not be effected. Further, as a result of the uncompleted deemed reverse merger, FFBI expensed $77,000 of the amount paid to Fort Street as unsuccessful offering costs. FFBI and Fort Street initiated a second capital formation activity that resulted in the Exchange Agreement as described above, and the current activity to file a Registration Statement on Form SB-2 with the SEC. As of September 30, 2004, the Company had remaining $53,100 of deferred offering costs which were comprised of legal and accounting fees paid, and other professional and filing fees to be incurred to complete the Form SB-2 registration process.

(5)      Income Taxes

The provision (benefit) for income taxes for the periods ended September 30, 2004, and 2003, was as follows (using a 34 percent effective Federal income tax rate):

                                                     2004         2003
                                                  ---------    ---------
       Current Tax Provision:
          Federal-
            Taxable income                        $    --      $    --
                                                  ---------    ---------
               Total current tax provision        $    --      $    --
                                                  =========    =========
       Deferred Tax Provision:
           Federal-
             Loss carryforwards                      70,100        4,950
             Change in valuation allowance          (70,100)      (4,950)
                                                  ---------    ---------
                Total deferred tax provision      $    --      $    --
                                                  =========    =========

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


The Company had deferred income tax assets as of September 30, 2004, and 2003, as follows:

                                                     2004
                                                  ---------

             Loss carryforwards                   $  70,100    $   4,950
             Less - Valuation allowance             (70,100)      (4,950)
                                                  ---------    ---------

                Total net deferred tax assets     $    --      $    --
                                                  =========    =========


As of September 30, 2004, and 2003, the Company had net operating loss carry-forwards for income tax reporting purposes of approximately $471,800, and $279,500, respectively, that may be offset against future taxable income. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements for the realization of loss carryforwards, as the Company believes there is high probability that the carryforwards will not be utilized in the foreseeable future. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

(6)      Related Party Transactions

Mark Poulsen & Associates Pty. Ltd. is an Australian private entity and stockholder of the Company. It is wholly owned by Mark A. Poulsen, President and Chief Executive Officer of the Company. As of September 30, 2004, and 2003, the Company owed $58,485, and $133,578 to this entity, respectively.

Kamaneal Investments Pty. Ltd. is an Australian private company and stockholder of the Company owned by Mark A. Poulsen, President and Chief Executive Officer of the Company, and Karen Poulsen, his wife. The purpose of this company is to hold investments for Mr. and Mrs. Poulsen. As of September 30, 2004, and 2003, the Company owed $760 and $4,005 to this entity for advances, respectively.

In July 2004, the Company paid to a former officer and director the amount of $10,000 for services rendered.

As of September 30, 2004, and 2003, the Company owed $350 and $331, respectively to Mark A. and Karen Poulsen for expenses incurred on behalf of the Company. Mr. Poulsen is the President and Chief Executive Officer of the Company.

Donald Howell Wilde, a former note holder and current stockholder of the Company (see Note 3), is the father of Linda Wilde, also a former note holder and current stockholder of the Company. In addition, Mr. Wilde is the father of Laraine Richardson, a principal in the Company of L.R. Global Marketing Pty.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


Ltd., which entity entered into a License Agreement with the Company on August 24, 2004 (see Note 8). Mr. Wilde also assisted the Company with the private placement of the Notes by marketing the placement, and was responsible for the subscription agreements of several note holders. Mr. Wilde's services were valued at $20,000, and such expense was included in the accompanying statement of operations and comprehensive (loss) for the period ended September 30, 2004. The liability to Mr. Wilde was satisfied by the transfer of 40,000 shares of common stock of FFBI directly to him from the shares received from the Exchange Agreement by Mark A. Poulsen, President and Chief Executive Officer of the Company, at a value of $.50 per share. FFBI credited paid-in capital for the value of the accrued liability satisfied by Mr. Poulsen.

As described in Note 3, the Company completed a private placement of Notes to thirty individuals and entities with proceeds amounting to $365,000, and subsequently converted the Notes to 870,000 shares of common stock of FFBI. Of the thirty individuals and entities that subscribed to the private placement offering of Notes, twelve parties are considered both account executives (part of the independent marketing group of the Company) and independent Herbalife distributors, and six of the parties are only independent Herbalife distributors. Mark A. Poulsen, President and Chief Executive Officer of the Company, is also an independent Herbalife distributor.

(7)     Recent Accounting Pronouncements

In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51 ("FIN 46"). The FASB issued a revised FIN 46 in December 2003, which modified and clarified various aspects of the original interpretations. A Variable Interest Entity ("VIE") is created when (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties or (ii) equity holders either (a) lack direct or indirect ability to make decisions about the entity, (b) are not obligated to absorb expected losses of the entity or (c) do not have the right to receive expected residual returns of the entity if they occur. If an entity is deemed to be a VIE, pursuant to FIN 46, an enterprise that absorbs a majority of the expected losses of the VIE is considered the primary beneficiary and must consolidate the VIE. For VIE's created before January 31, 2003, FIN 46 was deferred to the end of the first interim or annual period ending after March 15, 2004. The adoption of FIN 46 did not have a material impact on the financial position or results of operations of the Company.

In May 2003, the FASB issued Statement of Financial Accounting Standard No. 150, Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity, ("SFAS 150"). This standard requires issuers to classify as liabilities the following three types of freestanding financial instruments:
(1) mandatory  redeemable financial  instruments,  (2) obligations to repurchase

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


the issuer's equity shares by transferring assets; and (3) certain obligations to issue a variable number of shares. The adoption of SFAS 150 did not have a material impact on the financial position or results of operations of the Company.

In December 2003, the SEC issued Staff Accounting Bulletin No. 104 ("SAB 104"), Revenue Recognition, which supersedes SAB 101, Revenue Recognition in Financial Statements. SAB 104's primary purpose is to rescind the accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21. The Company adopted the provisions of SAB 104, and it did not have a material impact on the financial position or results of operations of the Company.

(8)      License Agreement

On August 24, 2004, the Company entered into a non-assignable license agreement (the "License Agreement) with L.R. Global Marketing Pty. Ltd. ("L.R. Global"). Pursuant to the License Agreement, L.R. Global has the right or license, for a period of ten years, to use of the Company's logo, management information system, and other material. L.R. Global will assist in identifying new clients for the Company, and recruiting account executive and customer service representatives. Under the terms of the License Agreement, L.R. Global was obligated to pay the Company $500,000 on or before December 31, 2004, for the grant of the license. As of December 31, 2004, L.R. Global had only paid $117,750 toward the fee for the license, and was in default under the License Agreement. On January 14, 2005, the Company and L.R. Global entered into an extension agreement whereby the terms of the License Agreement for payment of the remaining amount of the $500,000 license fee were extended to May 31, 2005. The Company recognized $4,570 of income related to the License Agreement in the accompanying statement of operations and comprehensive (loss) for the period ended September 30, 2004.

(9)      Commitments and Contingencies

For each fiscal year since inception, the Company has recognized as compensation expense the ongoing contribution of time and effort of six individuals, two of which, currently serve as officers of the Company. Such individuals have provided their time and effort without formal compensation by the Company which in certain instances dates back to 1998. For the years ended September 30, 2004, and 2003, the Company recorded compensation expense amounting to $53,605 and $40,259, respectively. Through September 14, 2004, the total liability for employee compensation amounted to $220,000. This obligation was satisfied by the transfer of 440,000 shares of common stock of FFBI directly to the individuals from the shares received from the Exchange Agreement by Mark A. Poulsen, President and Chief Executive Officer of the Company, at a value of $.50 per share. FFBI credited paid-in capital for the value of the accrued compensation satisfied by Mr. Poulsen.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


On September 21, 2004, the Company entered into a contract with Insource Pty. Ltd. for software services pertaining to the development of certain computerized systems for customer service, administration, and information reporting purposes. The contract price for the software development services amounted to approximately $30,500.

(10)     Subsequent Events

The following transactions were dated November 29, 2004, or as otherwise indicated:

The Company entered into an employment agreement with Mark A. Poulsen to serve as its President and Chief Executive Officer. Under the terms of the agreement, Mr. Poulsen will be compensated at the annual rate of approximately $291,125 for services to FFBI. He will also be paid 5 percent of the value of each country or geographic-area license sold. In addition, on December 1, 2004, the Board of Directors of FFBI awarded a bonus of approximately $388,250 to be paid to Mr. Poulsen within 30 days after the listing of the common stock of FFBI on the over-the-counter bulletin board of the NASD.

The Company entered into an employment agreement with Prins Ralston to serve as its Senior Vice President and Chief Operating Officer. Under the terms of the agreement, Mr. Ralston will be compensated at the annual rate of approximately $132,000, plus benefits and bonus. In addition, Mr. Ralston will be granted options to purchase 30,000 shares of common stock of FFBI under an option plan, when and if established. The Company will also be obligated to pay a recruiting fee for the placement of Mr. Ralston to Hudson Global Resources amounting to approximately $21,100.

The Company entered into an employment agreement with Anthony F. Head to serve as its Senior Vice President of Sales. Mr. Head is also a Director of the Company. Under the terms of the agreement, Mr. Head will be compensated at the annual rate of approximately $77,600, plus benefits and bonus. He will also be paid 5 percent of the value of each country or geographic-area license sold.

The Company entered into an employment agreement with Sandra Wendt to serve as its Vice President and Chief Financial Officer. Under the terms of the agreement, Ms. Wendt will be compensated at the annual rate of approximately $42,700, plus benefits and bonus.

                      FIT FOR BUSINESS INTERNATIONAL, INC.

                        3,000,000 SHARES OF COMMON STOCK

          2,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH
                      THE CONVERSION OF OUTSTANDING OPTIONS

                  870,000 SELLING SECURITY HOLDER COMMON SHARES


                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Our Certificate of Incorporation and By-laws provide that we shall indemnify to the fullest extent permitted by Nevada law any person whom we may indemnify thereunder, including our directors, officers, employees and agents. Such indemnification (other than as ordered by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, our Certificate of Incorporation provides for the elimination, to the extent permitted by Nevada, of personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty as directors.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.


                Securities and Exchange
                Commission registration fee         $     574
                Legal fees and expenses (1)         $  50,000
                Accounting fees and expenses (1)    $  25,000
                Miscellaneous fees(1)               $ 224,426
                                                    ---------
                Total (1)                           $ 300,000


     (1) Estimated.


Item 26. Recent Sales of Unregistered Securities.

On September 14, 2004, we issued a total of 15,000,000 shares of our common stock to the Mark A. Poulsen and to Mark Poulsen & Associates Pty Ltd. and a further 1,000,000 shares of our restricted preferred shares were issued to Mark Poulsen, our officer and director, in consideration for all of the issued and outstanding stock of Subsidiary.

On September 20, 2004, we issued 420,000 shares of common capital stock for the conversion of certain unsecured convertible promissory notes issued by Subsidiary to eleven (11) separate note holders. The stock issued was valued at $0.33 per share.

On September 29, 2004, we issued 450,000 shares of common capital stock for the conversion of certain unsecured convertible promissory notes issued by Subsidiary to twenty one (21) separate note holders. The stock issued was valued at $0.50 per share.

Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. The offerings were not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, both entities had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

Item 27. Exhibits.

3.1.   Certificate of Incorporation and Amendments

3.2    Bylaws

5.1    Opinion and Consent of Anslow & Jaclin, LLP

10.1 Exchange Agreement dated September 5th, 2004 between us and Fit For Business (Australia) Pty Limited

10.2 Stock Option Agreement dated July 25, 2004 between us and Fort Street Equity, Inc. (subscription agreement)

10.3   License  Agreement  with L.R.  Global  Marketing  Pty Ltd. and  Extension
       Agreement

10.4   Employment Agreement - Mark Poulsen

10.5   Employment Agreement - Anthony Head

10.6   Employment Agreement - Prins Ralston

10.7   Employment Agreement - Sandra Wendt

10.8   Agreement with Insource Pty Ltd.

21.1   Subsidiaries

23.1   Consent of Davis Accounting Group, P.C., independent auditors.

24.1   Power of Attorney (included on signature page of Registration Statement)

Item 28. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milton, Country of Australia, on the 7th day of March, 2005.

FIT FOR BUSINESS INTERNATIONAL, INC.

BY:  /s/ Mark A. Poulsen
   ----------------------------------
   Mark A. Poulsen
   Chief Executive Officer and
   Chairman of the Board of Directors

                                POWER OF ATTORNEY

The undersigned directors and officers of Fit For Business International Inc. hereby constitute and appoint Mark A. Poulsen, with full power to act without others and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorney-in-fact, or his substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

--------------------------- ------------------------------ ---------------------
   SIGNATURE                           TITLE                       DATE
--------------------------- ------------------------------ ---------------------
 /s/ Mark A. Poulsen          Chief Executive Officer,         March 7, 2005
-----------------------       President and Chairman of
Mark A. Poulsen               the Board of Directors

--------------------------- ------------------------------ ---------------------
 /s/ Sandra Wendt             Senior Vice President of         March 7, 2005
-----------------------       Administration and Chief
Sandra Wendt                  Financial Officer

--------------------------- ------------------------------ ---------------------
 /s/ Prins Ralston            Senior Vice President and        March 7, 2005
-----------------------       Chief Operating Officer
Prins Ralston

--------------------------- ------------------------------ ---------------------
 /s/ Anthony F. Head          Senior Vice President of         March 7, 2005
-----------------------       Sales and Director
Anthony F. Head

--------------------------- ------------------------------ ---------------------






                                       55